Exhibit 4.4

CBRE 401(k) PLAN

As Amended and Restated as of September 30, 2025

i

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

CBRE 401(k) PLAN

As Amended and Restated as of September 30, 2025

The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code. The Plan is subject to amendment or termination at any time as provided in Articles XII and XIII.

ARTICLE I

DEFINITIONS

“Account” means the records maintained by the Plan Administrator to determine the value of each Participant’s interest in the assets of the Plan and may refer to the Participant’s Deferral Account, Roth Deferral Account, Matching Contribution Account, Rollover Account, Pre-Tax Rollover Account, Roth Rollover Account, After-Tax Rollover Account, Roth Rollover Contributions Account, Roth Conversion Account, or Voluntary Contribution Account, singularly or in any appropriate combination. All reference to an Account of a Participant shall include any subaccount established pursuant to Section 5.1.

“Actual Contribution Percentage” means the average ratio determined under Section 4.10(b).

“Actual Deferral Percentage” means the average ratio determined under Section 4.5(b).

“Affiliated Company” means:

(a) any member of a controlled group of corporations (within the meaning of Section 414(b) of the Code, modified, for purposes of Section 5.3, by Section 415(h) of the Code) of which the Company is a member,

(b) any trade or business (whether or not incorporated) under common control with the Company (within the meaning of Section 414(c) of the Code, modified, for purposes of Section 5.3, by Section 415(h) of the Code), or

(c) any member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member.

“Affiliated Group” means the Company and the Affiliated Companies.

“After-Tax Rollover Account” means the Rollover Account consisting of one or more direct rollovers from after-tax accounts under a qualified retirement plan, individual retirement account under Code section 408(a), or an individual retirement annuity under Code section 408(b) (other than an endowment contract) pursuant to Section 3.1(a).

“Aggregate 401(k) Contributions” means, for any Plan Year, the sum of the following: (i) the Participant’s Deferrals for the Plan Year; (ii) the Matching Contribution allocated to the Participant’s Accounts as of a date within the Plan Year, to the extent that such Matching Contributions are aggregated with Deferrals pursuant to Section 4.8; and (iii) the Qualified Non-Elective Contributions allocated to the Participant’s Account as of a date within the Plan Year pursuant to Section 4.9.

“Aggregate 401(m) Contributions” means, for any Plan Year, the sum of the following: (i) the Participant’s Matching Contributions for the Plan Year; (ii) the Participant’s Deferrals for the Plan Year, to the extent that such Deferrals are aggregated with Voluntary Contributions and Matching Contributions pursuant to Section 4.13; and (iii) the Qualified Non-Elective Contributions allocated to the Participant’s Accounts as of a date within the Plan Year, to the extent that such Qualified Non-Elective Contributions are aggregated with Matching Contributions pursuant to Section 4.14.

“Alternate Payee” means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

“Beneficiary” means the one or more persons or entities entitled to receive distribution of a Participant’s interest in the Plan in the event of his or her death, in accordance with the provisions of Article VII.

“Board” means the Board of Directors of the Company.

“CBRE Stock” means common shares of CBRE Group, Inc.

“CBRE Stock Fund” means the fund described in Article XV.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Retirement Investment Committee appointed and acting pursuant to the provisions of Article X.

“Company” means CBRE Services, Inc., a Delaware corporation. The term “Company” shall also include any successor employer if the successor employer expressly agrees in writing as of the effective date of succession to continue the Plan and become a party to the Trust Agreement.

“Compensation” means all pay received by an Employee from a Participating Company while a Participant, including salary, overtime, shift differential, bonuses, performance awards, commissions, and elective deferrals under Sections 125, 132(f) and 401(k) of the Code, and excluding (even if includable in gross income) the following items:

(a) reimbursements or other expense allowances,

(b) fringe benefits (cash and non-cash),

(c) moving expenses,

(d) stock options, restricted stock, restricted stock units, and similar equity-based compensation,

(e) deferred compensation (when deferred and when received),

(f) welfare benefits (including severance payments), provided that short-term disability benefits paid directly by a Participating Company are not considered welfare benefits for purposes of this clause,

(g) any production or retention bonus that is associated with the repayment of a loan previously made to a Participant by a Participating Company,

(h) pay received after severance from employment, other than (i) salary continuation payments to Participants who are performing qualified military service or to Participants who are permanently and totally disabled, to the extent permitted by Treas. Reg. Section 1.415(c)-2(e)(4) or (ii) amounts paid through the date that is thirty (30) days after the date the Plan recordkeeper receives notice of a Participant’s Severance (provided such amounts are paid before the date that is the later of two and a half (2 1⁄2) months after Severance or the end of the Plan Year that includes the Participant’s Severance, and provided that such amounts would constitute Compensation if paid prior to Severance), and

(i) any item that does not constitute compensation for purposes of Section 5.3 of the Plan and Section 415 of the Code.

“Compensation” also includes Earned Income, subject to the adjustments described in the preceding paragraph.

“Deferral” means the portion of a Participant’s Compensation which he or she elects to defer so that such amount may be contributed to this Plan as a Participating Company contribution pursuant to the first paragraph of Section 4.1. There are two kinds of Deferrals, Pre-Tax Deferrals and Roth Deferrals.

“Deferral Account” means the Account established under Section 5.1 for each Participant, the balance of which is attributable to (i) the Participant’s Deferrals, (ii) Qualified Non-Elective Contributions allocated to the Participant’s Account pursuant to Section 4.9, and (iii) earnings and losses of the Trust Fund with respect to such Deferrals and Qualified Non-Elective Contributions. There are two kinds of Deferral Accounts, Pre-Tax Deferral Accounts and Roth Deferral Accounts.

“Defined Benefit Plan” means a Qualified Plan other than a Defined Contribution Plan.

“Defined Contribution Plan” means a Qualified Plan which provides individual participant accounts for contributions, forfeitures and gains or losses thereon, as contemplated by Section 414(i) of the Code.

“Determination Date” means for any Plan Year, the last day of the preceding Plan Year.

“Directed Account” means an Account, the investment of which is subject to Participant direction under Section 5.7.

“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee or a payment to the Plan directly from an Eligible Retirement Plan permitted by Section 3.1(a).

“Disability” means a Participant is disabled within the meaning of the long-term disability plan sponsored by the Company (or an Affiliated Company) in which the Participant participates, or the Participant has been determined by the Social Security Administration to be disabled within the meaning of the Social Security Act.

“Distributee” means the person to whom benefits are payable pursuant to the Plan.

“Domestic Partner” means an individual who is a party to a registered domestic partnership, civil union or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state, with an individual of the same or opposite sex. For purposes of this definition, the term “state” means any domestic or foreign jurisdiction that has the legal authority to sanction marriages.

“Earned Income” means earned income as defined in Section 401(c)(2) of the Code of an Employee/Owner from CBRE Clarion Securities Holdings, LLC.

“Eligible Employee” means any Employee who is employed by a Participating Company and who is not:

(a) a nonresident alien who receives no earned income (within the meaning of Section 911(b) of the Code) from the Company or an Affiliated Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

(b) included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company or an Affiliated Company (or is an alumni member of such unit of employees pursuant to a written agreement), if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company or Affiliated Company, unless otherwise provided in the agreement;

(c) a Leased Employee or an independent contractor, even if such Leased Employee or independent contractor is subsequently determined to be a common law employee;

(d) eligible to participate in a Qualified Plan (other than this Plan) maintained by the Company or an Affiliated Company; or

(e) a QREA.

An Employee who is not treated as employed by a Participating Company for employment tax purposes cannot be an Eligible Employee until the first payroll period in which such Employee’s current compensation is processed as wages paid by a Participating Company subject to income tax withholding and related payroll taxes.

“Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a qualified trust described in Section 401(a) of the Code, an annuity plan described in Section 403(a) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code (provided such eligible deferred compensation plan agrees to separately account for amounts rolled over from the Plan), an annuity contract described in Section 403(b) of the Code, or a Roth IRA described in Section 408A(b) of the Code.

“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; hardship withdrawals from Deferral Accounts; and any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

“Employee” means any person who is: (i) employed by a member of the Affiliated Group if the relationship between the member of the Affiliated Group and such person is, for federal income tax purposes, the legal relationship of employer and employee, (ii) a Leased Employee, or (iii) an Employee/Owner.

“Employee/Owner” means an employee of CBRE Clarion Securities Holdings, LLC who is also a member of CBRE Clarion Securities Holdings, LLC and therefore is treated as a partner for federal income tax purposes, with compensation reported on Form K-1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Aggregate Contributions” means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Sections 4.11 and 4.12.

“Excess Contributions” means the amount by which the Aggregate 401 (k) Contributions of Highly Compensated Employees are reduced pursuant to Sections 4.6 and 4.7.

“Excess Deferrals” means the amount of a Participant’s Deferrals and other elective deferrals (within the meaning of Section 402(g)(3) of the Code) that exceed the limits set forth in Section 4.4.

“Highly Compensated Employee” means:

(a) Any Employee who (i) was a 5% owner of the Company or any Affiliated Company at any time during the Plan Year or the preceding Plan Year; or (ii) for the preceding Plan Year;

(b) Any Employee who had compensation from the Company or any Affiliated Company in excess of the amount specified in Section 414(q) of the Code (as adjusted pursuant to Section 415(d) of the Code) and for the preceding Plan Year was a member of the “top-paid group” for such year; and

(c) Any former Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, who performs no services for the Company or any Affiliated Company during the current Plan Year, and who met the description in subparagraph (a) above for the year of his or her separation or any year after he or she attained age 55.

The “top-paid group” for a Plan Year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(5) of the Code and the regulations thereunder. For purposes of this definition of “Highly Compensated Employee,” “compensation” means compensation within the meaning of Section 415(c)(3) of the Code, including amounts described in Section 415(c)(3)(D) of the Code.

“Hour of Service” means:

(a) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, for the performance of services by the Company, by an Affiliated Company or, to the extent required by Section 414(a)(2) of the Code and the regulations thereunder, by a predecessor employer. Hours of Service under this subsection will be credited to the Employee for the Plan Year in which the services are performed.

(b) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company or an Affiliated Company on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Company or Affiliated Company has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay. Hours of Service under this subsection will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

(c) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, for an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by the Company or an Affiliated Company. Hours of Service under this subparagraph will be credited to the Employee for the Plan Year or Plan Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

(d) Each hour credited on the basis of applicable regulations under ERISA for unpaid periods of absence for service in the armed forces of the United States or the Public Health Service of the United States as a result of which such Employee’s reemployment rights are guaranteed by law, provided that the Employee returns to employment with the Company or any Affiliated Company within the time such rights are guaranteed.

(e) If the Company or an Affiliated Company maintains a Qualified Plan of a predecessor employer, each hour credited by such predecessor employer to the extent required by Section 414(a) of the Code.

(f) Solely for purposes of preventing a One Year Break in Service, each hour credited in accordance with Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code for unpaid periods during which an Employee is absent from work by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, provided that the Employee furnishes timely information to establish that the absence from work is for one of the aforementioned reasons, and the number of days for which there was such an absence. The Hours of Service created under this subsection shall be credited in the Plan Year in which the absence begins only if necessary to prevent a One Year Break in Service in that period, and in all other cases, in the immediately succeeding Plan Year.

Notwithstanding the foregoing: (i) no more than 501 Hours of Service shall be credited to an Employee under subparagraph (b), (c) or (f) on account of any single continuous period of time during which no services are performed; (ii) an hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Company or an Affiliated Company on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such compensation is paid or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws; (iii) Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses; and (iv) the same Hour of Service shall not be credited to an Employee both under paragraph (a) or (b) and under paragraph (c).

Each Employee whose compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission and piecework Employees) and whose hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act) shall be credited with 10 Hours of Service daily, 45 Hours of Service weekly, 90 Hours of Service biweekly, 95 Hours of Service semimonthly or 190 Hours of Service monthly, if his or her compensation is determined on a daily, weekly, biweekly, semimonthly or monthly basis, respectively, for each such period in which the Employee would be credited with at least one Hour of Service pursuant to this Section. In addition, in lieu of counting Hours of Service for Employees whose compensation is determined on the basis of certain amounts for each hour worked or whose hours are required to be counted and recorded by federal law, the Plan Administrator may apply one of the foregoing equivalencies for purposes of crediting such Employees with Hours of Service under this Section.

The following services shall be taken into account in computing Hours of Service for all purposes of this Plan:

(a) Services performed by Employees for an Affiliated Company prior to the date as of which such Affiliated Company became an Affiliated Company, unless otherwise provided in the relevant acquisition or transition agreement or by the Plan Administrator,

(b) Services performed for a unit, division or company by Employees who were employed by that unit, division or company prior to the date as of which the assets of that unit, division or company were acquired by the Company or an Affiliated Company, unless otherwise provided in the relevant acquisition or transition agreement or by the Plan Administrator, and

(c) Services performed for a prior employer to the extent provided in the relevant acquisition or transition agreement and approved by the Plan Administrator as coming within the requirements of Treas. Reg. Section 1.401(a)(4)-11(d).

The Plan Administrator shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations including without limitation Department of Labor Regulation Section 2530.200b-2(b) and (c).

Effective January 1, 2018, for purposes of crediting service for vesting purposes only, in the case of an Employee who is absent from work for any of the reasons outlined in subparagraph (f), the twelve consecutive month period beginning on the first date of such absence will be treated as a Period of Service and the twelve consecutive month period beginning on the first anniversary of the first date of such absence will be treated neither as a Period of Severance nor a Break in Service of the Employee if the Employee has not returned to work during such period.

“Investment Manager” means a person who (a) comes within the definition of section 3(38) of ERISA, (b) is registered as an investment adviser under the Investment Advisers Act of 1940, (c) is selected by the Committee pursuant to Section 10.9(c), (d) has acknowledged in writing that it is a fiduciary with respect to the Plan, and (e) has the rights, powers, duties and responsibilities with respect to the CBRE Stock Fund set forth in Section 10.10(a).

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(a) an officer of the Company or any Affiliated Company, if such individual’s Section 415 Compensation exceeds $215,000 for 2023 (as adjusted under Section 416(i)(1) of the Code),

(b) a 5% owner of the Company or any Affiliated Company, or

(c) a 1 % owner of the Company or any Affiliated Company who has an annual Section 415 Compensation of more than $ 150,000.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

“Leased Employee” is defined in Section 414(n)(2) of the Code as an individual, not otherwise an Employee, who, pursuant to an agreement between the Company or an Affiliated Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Company or an Affiliated Company. Such individual shall not be treated as a Leased Employee if (i) he or she is covered by a money purchase pension plan maintained by the leasing organization and providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, (2) immediate participation (unless the individual’s compensation from the leasing organization was less than $1,000 for each plan year during the 4-year period ending with the Plan Year), and (3) full and immediate vesting; and (ii) the total of such individuals do not constitute more than 20% of the “nonhighly compensated workforce” (as defined in Section 414(n)(5)(C)(ii) of the Code) of the Company and all Affiliated Companies.

“Matching Contributions” means the Participating Company contributions made on behalf of a Participant pursuant to Section 4.2.

“Matching Contribution Account” means the Account established under Section 5.1 for each Participant, the balance of which is attributable to (i) Matching Contributions made pursuant to Section 4.2, (ii) forfeitures, (iii) Qualified Non-Elective Contributions allocated to the Participant’s Account pursuant to Section 4.14, and (iv) earnings and losses of the Trust Fund with respect to such contributions and forfeitures.

“Minimum Allocation” means the Minimum Allocation described in Section 9.2.

“Nonhighly Compensated Employee” for any Plan Year means any Employee who is not a Highly Compensated Employee.

“One Year Break in Service” means a Plan Year in which the Participant fails to complete at least 500 Hours of Service. Effective January 1, 2018, for purposes of crediting service for vesting purposes only, “One Year Break in Service” means a Period of Severance of at least twelve months.

“Participant” means an Employee or former Employee who has met the applicable eligibility requirements of Article II and who has not yet received a distribution of the entire amount of his or her vested interest in the Plan. A Participant also includes an individual who was a participant in a plan that has merged into the Plan and who has not yet received a distribution of the entire amount of his or her vested interest in the Plan.

“Participating Company” means the Company or any Affiliated Company that has adopted the Plan with the approval of the Company, excluding any organizational unit of the Company or Affiliated Company that is designated as a nonparticipating unit. For this purpose, the term “organizational unit” shall include, without limitation, any division, department or office of the Company or Affiliated Company.

“Period of Service,” with respect to the elapsed time method of crediting service for purposes of crediting service for vesting purposes only, means the period beginning on the Employee’s Employment Commencement Date or Reemployment Commencement Date and ending on the date a One Year Break in Service begins. The Employee will receive credit for any Period of Severance of less than 12 consecutive months. In addition, the Employee’s Period of Service will be determined in accordance with Treas. Reg. Section 1.410(a)-7(c). For purposes of determining an Employee’s Period of Service, “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Company, and “Reemployment Commencement Date” means the first day on which an Employee completes an Hour of Service after a One Year Break in Service.

“Period of Severance,” for purposes of crediting service for vesting purposes only under the elapsed time method of crediting service, means a continuous period of time during which the Employee is not employed by the Company. A Period of Severance begins on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve-month anniversary of the date on which the Employee was first absent from service with the Company for any other reason; provided, however, that if an Employee is absent from work for any other reason and retires, quits, is discharged, or dies within twelve months, the Period of Severance begins on the day the Employee quits, retires, is discharged, or dies.

“Permissive Aggregation Group” means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of the Company or any Affiliated Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code (including simplified employee pension plans).

“Plan” means the CBRE 401(k) Plan set forth herein, as amended from time to time, which was previously named the CB Richard Ellis 401(k) Plan.

“Plan Year” means the period with respect to which the records of the Plan are maintained, which shall be the calendar year.

“Present Value” means present value based only on the interest and mortality rates specified in a Defined Benefit Plan for purposes of the calculation of the Top-Heavy Ratio.

“Pre-Tax Deferral” means the portion of a Participant’s Compensation which he or she does not designate at the time of his or her Deferral election as a Roth Deferral.

“Pre-Tax Rollover Account” means the Rollover Account consisting of rollovers of pre-tax amounts.

“QDRO” means a qualified domestic relations order, which is a judgment, decree or order made pursuant to a state domestic relations law which relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee, creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and meets the following additional requirements:

(a) Such judgment, decree or order clearly specifies:

(i) The name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order (mailing address may be provided under separate cover),

(ii) The amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

(iii) The number of payments or period to which such order applies, if applicable, and

(iv) Each plan to which such order applies; and

(b) Such judgment, decree or order does not require:

(i) The provision of any type or form of benefit, or any option, not otherwise provided under the Plan,

(ii) The provision of increased benefits, (determined on the basis of actuarial value), and

(iii) The payment of benefits to an Alternate Payee which are required to be paid to another alternate payee under another order previously determined to be a QDRO.

“QREA” means a qualified real estate agent as defined in Section 3508(b)(1) of the Code who performs services for a Participating Company.

“Qualified Non-Elective Contribution” means the contribution made under Section 4.9.

“Qualified Plan” means an employee benefit plan that is qualified under Section 401(a) of the Code.

“Quarterly Statement” means the statement of a Participant’s Accounts referred to in Section 5.6.

“Required Aggregation Group” consists of (i) each Qualified Plan (including simplified employee pension plans) of the Company or any Affiliated Company in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of the Company or any Affiliated Company which enables a Qualified Plan described in clause (i) to meet the requirement of Sections 401(a)(4) or 410 of the Code.

“Rollover Account” means the Account established under Section 5.1 for a Participant, the balance of which is attributable to the Participant’s rollover contributions and certain transfer contributions under Section 3.1 and earnings and losses of the Trust Fund attributable to such contributions. There are three kinds of Rollover Accounts: Pre-Tax Rollover Accounts, After-Tax Rollover Accounts and Roth Rollover Accounts.

“Roth Conversion Account” means the Account established under Section 5.1 for each Participant, the balance of which is attributable to Roth conversions made pursuant to Section 5.13(b) and earnings and losses of the Trust Fund with respect to such Roth conversions.

“Roth Deferral” means the portion of a Participant’s Compensation which he or she designates irrevocably at the time of his or her Deferral election as a Roth Deferral that is being made in lieu of all or a portion of the Pre-Tax Deferrals the Participant is otherwise eligible to make under the Plan. The Participating Company that employs the Participant shall treat the Roth Deferral as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a Roth Deferral election.

“Roth Rollover Account” means the Rollover Account consisting of one or more direct rollovers from designated Roth accounts under applicable retirement plans pursuant to Section 3.1(a).

“Roth Rollover Contributions Account” means the Account established under Section 5.1 for each Participant, the balance of which is attributable to Roth conversions made pursuant to Section 5.13(a) and earnings and losses of the Trust Fund with respect to such Roth conversions.

“Section 414(s) Compensation” means remuneration received by an Employee from the Affiliated Group while a Participant, as determined under Section 414(s) of the Code.

Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision for the relevant determination period.

The annual Section 414(s) Compensation of each Participant shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code ($330,000 for 2023). Annual Section 414(s) Compensation means Section 414(s) Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Section 414(s) Compensation for the determination period that begins with or within such calendar year.

“Section 415 Compensation” means “participant’s compensation” as defined in Section 415(c)(3) of the Code.

“Severance” means an Employee’s voluntary or involuntary severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) with the Company and all Affiliated Companies for any reason at any time.

“Spouse” means an individual lawfully married under state law to an individual of the same or opposite sex. For purposes of this definition, (a) the term “lawfully married” includes a marriage of same-sex individuals that was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the married couple is domiciled in a state that does not recognized the validity of same-sex marriages, (b) the term “lawfully married” does not include individuals (whether of the same or opposite sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state, and (c) the term “state” means any domestic or foreign jurisdiction that has the legal authority to sanction marriages.

“Top-Heavy Plan” means a plan with respect to which at least one of the following conditions exists:

(a) If the Top-Heavy Ratio for the plan exceeds 60% and the plan is not a part of any Required Aggregation Group or Permissive Aggregation Group.

(b) If the plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%.

(c) If the plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

“Top-Heavy Ratio” means the following:

(a) The Top-Heavy Ratio with respect to the plans taken into account under subparagraph (a), (b) or (c) of the definition of Top-Heavy Plan, as applicable, is a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Section 416 of the Code) of all Key Employees with respect to such plans as of the Determination Date, and the denominator of which is the sum of the Present Value of the accrued benefits and the required account balances of all Employees with respect to such plans as of the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Affiliated Group during the 1-year period ending on the Determination Date shall not be taken into account.

(b) For purposes of subparagraph (a), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account, will be made in accordance with Section 416 of the Code and the regulations thereunder. Employee contributions described in Section 219(e)(2) of the Code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(c) Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date shall not be taken into account for purposes of the definition of Top-Heavy Ratio.

“Top-Heavy Valuation Date” means the last day of each Plan Year.

“Trust Agreement” means the agreement or agreements executed by the Company and the Trustee which establishes a Trust Fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time. If there is more than one Trust Agreement, the Trust Agreements may be referred to collectively as the Trust Agreement.

“Trustee” means the one or more individuals or organizations that have entered into a Trust Agreement as Trustee(s), and any duly appointed successor.

“Trust Fund” means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

“Valuation Date” means each business day.

“Voluntary Contribution” means a contribution made to the Plan by or on behalf of a Participant prior to January 1, 2002, that was included in the Participant’s gross income for the year in which made.

“Voluntary Contribution Account” means the Account established under Section 5.1 for a Participant, the balance of which is attributable to the Participant’s Voluntary Contributions and the earnings and losses of the Trust Fund with respect to such contributions.

“Welfare Benefit Fund” means an organization described in paragraph (7), (9), (17) or (20) of Section 501(c) of the Code, a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Section 83(h), 404 (determined without regard to Section 404(b)(2)), or 404A of the Code applies.

“Year of Service” means a Plan Year in which an Employee completes at least 1,000 Hours of Service. Effective January 1, 2018, “Year of Service” means, for vesting purposes only under this Plan, a one-year Period of Service.

ARTICLE II

ELIGIBILITY TO PARTICIPATE

Each Employee shall become a Participant in the Plan and become eligible to make Deferrals pursuant to Plan Section 4.1 and Rollover Contributions pursuant to Plan Section 3.1(a) as soon as administratively feasible after completion of at least one Hour of Service with a Participating Company as an Eligible Employee. The Employee may continue to make Deferrals and Rollover Contributions for so long as he or she remains an Eligible Employee.

ARTICLE III

PARTICIPANT CONTRIBUTIONS

3.1 Rollover and Transfer Contributions

(a) Rollover Contributions. The Plan Administrator may, in the exercise of its complete discretion in a nondiscriminatory manner, direct the Trustee to accept Direct Rollovers, and/or rollover contributions other than Direct Rollovers, of eligible rollover distributions of all or part of the cash distributed for the benefit of the Participant from:

(i) a qualified plan described in Section 401(a) or 403(a) of the Code, provided that rollover contributions other than Direct Rollovers may not include any amount that would not be includible in gross income if distributed to the Participant;

(ii) an annuity contract described in Section 403(b) of the Code (including a custodial account treated as an annuity contract), provided that rollover contributions other than Direct Rollovers may not include any amount that would not be includible in gross income if distributed to the Participant;

(iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided that rollover contributions may not include any amount that would not be includible in gross income if distributed to the Participant, whether or not by Direct Rollover;

(iv) an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code (including a SEP-IRA and a SIMPLE-IRA, but excluding a Roth IRA), excluding any amount that would not be includible in gross income if distributed to the Participant, whether or not by Direct Rollover.

The Plan will accept a rollover contribution to a Roth Rollover Account only if it is a direct rollover from a designated Roth account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the direct rollover is permitted under the rules of Section 402(c) of the Code. The Plan will accept a rollover contribution to an After-Tax Rollover Account only if it is a direct rollover from a non-Roth after-tax account and only to the extent that the direct rollover is permitted under the rules of Section 402(c) of the Code. The Plan will accept rollovers of plan loans only with approval from the Plan Administrator, which will be determined on a nondiscriminatory basis.

(b) Transfer Contributions

The Plan Administrator may, in the exercise of its complete discretion in a nondiscriminatory manner, direct the Trustee to accept a direct transfer of assets to the Plan on behalf of a Participant from another Qualified Plan, provided, however, that: (i) the transfer will result in the deferral of taxation on the amount transferred to the Plan, (ii) the Plan Administrator shall not direct the Trustee to accept a direct transfer of assets from (1) a Defined Benefit Plan or (2) a Defined Contribution Plan that is subject to the funding standards of Section 412 of the Code or that would otherwise provide for a life annuity form of payment to the Participant, and (iii) the Plan Administrator shall not direct the Trustee to accept any assets other than U.S. dollars, unless the Plan Administrator in the exercise of its complete discretion, determines that acceptance of the assets will not create an administrative burden.

The transferred assets shall be credited to the appropriate Account or subaccount of the Participant. A new subaccount consisting of the transfer contributions and earnings or losses of the Trust Fund attributable thereto shall be employed if the transfer contribution is subject to additional restrictions for any reason.

3.2 Voluntary Contributions

No Voluntary Contributions can be made to the Plan after December 31, 2001.

ARTICLE IV

PARTICIPATING COMPANY CONTRIBUTIONS

4.1 Contribution of Deferrals and Catch-up Contributions

Subject to the limitations set forth in this Article IV and in Section 5.3, each Participating Company shall pay to the Trustee the Deferrals made for each Plan Year by Participants while they were employed with that Participating Company. The Plan Administrator shall establish procedures under which: (i) each Participant shall specify the portion of his or her Compensation which is to be deferred, and (ii) such Deferrals are to be deposited with the Trustee as contributions to the Plan. The Plan Administrator has the authority and discretion to limit any Participant’s individual Deferrals, if necessary to ensure compliance with this Article IV, the rules and restrictions of Sections 401(k), 404, and 415 of the Code and the regulations thereunder or, if desirable, for administrative reasons. For the latter purpose, the Plan Administrator may, without limitation, limit Deferrals to at least 1% of Compensation and not more than 75% of Compensation, or impose other nondiscriminatory limitations.

In addition, all Employees who are eligible to make Deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, and in accordance with nondiscriminatory procedures established by the Plan Administrator. For the avoidance of doubt, effective January 1, 2025 such catch-up contributions shall include eligibility to make additional catch-up contributions for participants who have reached at least age 60 but who have not yet reached age 64 as of the close of the Plan Year. Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Notwithstanding the foregoing, each Participant who was hired or rehired on or after October 1, 2021, who has not, within 45 days of the Participants’ hire date, or rehire date, elected to opt out of automatic enrollment as described in this paragraph, shall be deemed to have elected to make pre-tax Deferrals in an amount equal to three percent (3%) of the Participant’s Compensation.

4.2 Matching Contribution

In addition to the contributions described in Section 4.1 and subject to the limitations set forth in this Article IV and in Section 5.3, each Participating Company shall pay to the Trustee, on behalf of each Participant who makes Deferrals during the Plan Year, a Matching Contribution, as provided in the following subsections.

(a) The Matching Contribution shall equal 66.67% of the Participant’s Deferrals, taking into account Deferrals only to the extent they do not exceed 6% of the Participant’s Compensation. For this purpose, $6,000 is the maximum Matching Contribution that can be allocated to a Participant’s account for a Plan Year. Initially, Matching Contributions will be determined on a payroll period basis, and true-up contributions will take place from time to time so that Matching Contributions will ultimately be determined on a Plan Year basis.

(b) Matching Contributions may be changed at any time, by the Company in its sole and complete discretion, upon 30-days’ notice to Participants, including as follows:

(i) The percentages (66.67% and 6%) and the maximum annual Plan Year contribution ($6,000) set forth in subsection (a) may be increased or decreased.

(ii) True-up contributions may be eliminated.

(iii) Matching Contributions may be made on a Plan Year basis.

(iv) Matching Contributions may be made only on behalf of Participants who are employed by a Participating Company on the last day of the Plan Year.

(v) Matching Contributions may be equal to a uniform percentage of all Deferrals during the Plan Year (or the relevant part of the Plan Year), such percentage (or such aggregate Matching Contributions) to be determined by the Company in its complete discretion.

4.3 Time of Payment

A Participating Company’s contribution of a Participant’s Deferrals and catch-up contributions pursuant to Section 4.1 shall be paid to the Trustee as soon as administratively possible after they are withheld from the Participant’s Compensation; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the month in which such amount would otherwise have been payable to the Participant, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. A Participating Company’s contributions pursuant to Section 4.2 shall be paid to the Trustee prior to the deadline, as extended, for the filing of the Participating Company’s federal income tax return.

4.4 Return of Excess Deferrals

The aggregate Deferrals of any Participant for any calendar year, together with his or her elective deferrals under any other plan or arrangement to which Section 402(g) of the Code applies and that is maintained by the Company or an Affiliated Company, shall not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.1 of this Plan that provides for catch-up contributions under Section 414(v) of the Code. To the extent necessary to satisfy this limitation for any year, (i) Deferrals and such other elective deferrals may be prospectively restricted; and (ii) after any such prospective restriction, the Excess Deferrals and excess elective deferrals under such other plan or arrangement (with income (gain or loss) attributable thereto through the last day of the Plan Year for which the excess occurred, but reduced by any amounts previously distributed as Excess Contributions for the year) shall be paid to the Participant on or before the April 15 next following the calendar year in which such contributions were made.

In the event that the aggregate Deferrals of any Participant for any calendar year, together with any other elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all plans, contracts or arrangements of the Company, an Affiliated Company or any other employer (excluding catch-up contributions under Section 414(v) of the Code), exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, the Participant may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Company in writing on or before the March 1 next following the close of such calendar year. If timely notice is received by the Company, then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Participant not later than the April 15 next following the close of such calendar year. Any Excess Deferrals distributed pursuant to this Section shall not be included in Deferrals that attract a Matching Contribution under Section 4.2.

For purposes of this Section, Deferrals taken into account for the calendar year for any Participant shall not include any Excess Contributions previously distributed to such Participant for the Plan Year ending within such calendar year.

4.5 Actual Deferral Percentage Limitation

The Plan shall satisfy the actual deferral percentage test, as provided in Section 401(k)(3) of the Code and Treas. Reg. Section 1.401(k)-2. The Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a) An actual deferral ratio shall be determined for each individual who, at any time during the Plan Year, is a Participant eligible to make Deferrals (without regard to any suspension under Section 8.1(d)), which actual deferral ratio shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual’s Aggregate 401(k) Contributions for the Plan Year to the individual’s Section 414(s) Compensation for the Plan Year;

(b) The actual deferral ratios (including zero ratios) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group’s Actual Deferral Percentage; and

(c) The Actual Deferral Percentage for Highly Compensated Employees in any Plan Year (the “High Average”) when compared with the Actual Deferral Percentage for Nonhighly Compensated Employees in the current Plan Year (the “Low Average”) must meet one of the following requirements:

(i) The High Average is no greater than 1.25 times the Low Average.

(ii) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(d) If, at the end of a Plan Year, a Participant or class of Participants has Excess Contributions, then the Plan Administrator may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(i) Excess Contributions for a Plan Year may be redesignated as after-tax contributions and accounted for separately within the 2-1/2 month period following the close of the Plan Year to which the Excess Contributions relate. Excess Contributions, however, may not be redesignated as after-tax employee contributions with respect to a Highly Compensated Employee to any extent that such redesignated after-tax employee contributions would exceed the limits of Section 4.10. Adjustments to withhold any federal, state, or local taxes due on such amounts may be made by the Company against Compensation yet to be paid to the Participant during that taxable year.

(ii) Excess Contributions, and any income (gain or loss) attributable thereto through the last day of the Plan Year for which the excess occurred, may be distributed to the Participant pursuant to Section 4.7.

(iii) The Plan Administrator may authorize a suspension or reduction of Deferrals made pursuant to Section 4.1 in accordance with rules promulgated by the Plan Administrator. These rules may include provisions authorizing the suspension or reduction of Deferrals above a specified dollar amount or percentage of Compensation.

(iv) The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of some or all Nonhighly Compensated Employees (as determined by the Company) who have met the requirements of Article II. Such contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions that are applicable to Deferrals. Such contributions shall be considered “Qualified Non-Elective Contributions” under applicable Treasury Regulations.

(e) For purposes of this Section, the Aggregate 401(k) Contributions taken into account for the Plan Year for any Participant who is a Nonhighly Compensated Employee shall not include Excess Deferrals, and the actual deferral ratio of any Highly Compensated Employee who is eligible to make Deferrals and to make elective deferrals (within the meaning of Section 402(g)(3) of the Code) under any other plans, contracts or arrangements of the Company or an Affiliated Company shall be determined as if all such Deferrals and elective deferrals were made under a single arrangement.

4.6 Allocation of Excess Contributions to Highly Compensated Employees.

Excess Contributions shall be determined by the Plan Administrator in accordance with this Section. The Plan Administrator shall calculate a tentative reduction amount to the Deferrals of the Highly Compensated Employee(s) with the highest actual deferral ratio equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 4.5(c), or to cause the actual deferral ratio of such Highly Compensated Employee(s) to equal the highest actual deferral ratio of the Highly Compensated Employee(s) with the next-highest actual deferral ratio, and the process shall be repeated until the limits in Section 4.5(c) are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Contributions.” The entire aggregate amount of the Refundable Contributions shall be refunded to Highly Compensated Employees (as set forth in Section 4.5(d)(ii)), or recharacterized as after-tax contributions (as set forth in Section 4.5(d)(i)).

The amount to be refunded to each Highly Compensated Employee (or recharacterized) (which shall constitute his or her Excess Contributions) shall be determined as follows: (i) the Deferrals of the Highly Compensated Employee(s) with the highest dollar amount of Deferrals shall be refunded (or recharacterized) to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Deferrals of such Highly Compensated Employee(s) to equal the dollar amount of Deferrals of the Highly Compensated Employee(s) with the next-highest Deferrals, and (ii) the process in the foregoing clause shall be repeated until the total amount of Deferrals refunded (or recharacterized) equals the total amount of Refundable Contributions. The Plan Administrator will not be liable to any Participant (or his or her Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s Excess Contributions and earnings attributable to the Deferrals.

4.7 Distribution of Excess Contributions

Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 4.6, together with any income (gain or loss) allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than March 15 next following the close of such Plan Year (in order to avoid a 10% excise tax under Section 4979 of the Code), if possible, and in any event not later than December 31 next following the close of such Plan Year. The distributed Excess Contributions shall be reduced by any Excess Deferrals previously distributed pursuant to Section 4.4 to such Highly Compensated Employee for the Plan Year of the Excess Contributions. Any Deferrals distributed pursuant to this Section shall not be included in the Deferrals that attract a Matching Contribution under Section 4.2. If a Highly Compensated Employee made Pre-Tax Deferrals and Roth Deferrals for the Plan Year, a Highly Compensated Employee may designate the extent to which the Excess Contributions are composed of Pre-Tax Deferrals and Roth Deferrals but only to the extent such types of Deferrals were made for the year. If the Highly Compensated Employee does not designate which type of Deferrals is to be distributed, the Plan will distribute Pre-Tax Deferrals first.

The amount of Excess Contributions to be distributed to a Participant pursuant to this Section shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the Plan Year; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that applicable Treasury Regulations prohibit aggregation.

4.8 Qualified Matching Contributions

The Company, in its sole discretion, may include all or a portion of the Matching Contribution for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Actual Deferral Percentage limitation described in Section 4.5 for such Plan Year, provided that the requirements of Treas. Reg. Section 1.401(k)-2(a)(6) are satisfied.

4.9 Corrective Qualified Non-Elective Contributions

In order to satisfy (or partially satisfy) the Actual Deferral Percentage limitation described in Section 4.5 or the Actual Contribution Percentage limitation described in Section 4.10 (or both of such limitations) the Company, in its sole discretion, may make a Qualified Non-Elective Contribution to the Plan. Any such Qualified Non-Elective Contribution contributed anew to the Plan shall be allocated, in a manner determined by the Company, to the Deferral Accounts of such Nonhighly Compensated Employees as the Company selects. Such Qualified Non-Elective Contributions shall be paid to the Trustee no later than 12 months after the end of the Plan Year that is taken into account in determining the applicable percentage for Nonhighly Compensated Employees under Section 4.5(c) or Section 4.10(c), whichever is applicable, and shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of such Plan Year. Qualified Non-Elective Contributions contributed anew to the Plan shall be 100% vested and nonforfeitable. Qualified Non-Elective Contributions shall be subject to the same distribution restrictions as Participant Deferrals.

The Company, in its sole discretion, may include all or a portion of the Qualified Non-Elective Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Actual Deferral Percentage limitation described in Section 4.5 for such Plan Year, provided that the requirements of applicable Treasury Regulations are satisfied. Qualified Non-Elective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s Section 414(s) Compensation and the greater of 5% or two times the Plan’s representative contribution rate. The Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Affiliated Group on the last day of the Plan Year). The applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of the qualified matching contributions taken into account for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee’s Section 414(s) Compensation for the same period.

4.10 Actual Contribution Percentage Limitation

The Plan shall satisfy the actual contribution percentage test, as provided in Section 401(m)(2) of the Code and the regulations issued thereunder. The Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a) An actual contribution ratio shall be determined for each individual who, at any time during the Plan Year, is a Participant eligible to make Deferrals (without regard to any suspension under Section 8.1(d), which actual contribution ratio shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual’s Aggregate 401(m) Contributions for the Plan Year to the individual’s Section 414(s) Compensation for the Plan Year);

(b) The actual contribution ratios (including zero ratios) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group’s Actual Contribution Percentage; and

(c) The Actual Contribution Percentage for Highly Compensated Employees in any Plan Year (the “High Average”) when compared with the Actual Contribution Percentage for Nonhighly Compensated Employees in the current Plan Year (the “Low Average”) must meet one of the following requirements:

(i) The High Average is no greater than 1.25 times the Low Average; or

(ii) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

Notwithstanding Section 4.10(a), no Actual Contribution Percentage shall be determined for an individual who did not receive any Matching Contribution for the Plan Year because the Plan requires that the individual perform a certain amount of service or be employed on the last day of the Plan Year and such individual failed to meet such requirement. Such an individual shall be disregarded in performing the test under this Section.

(d) For purposes of applying this Section, the actual contribution ratio of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) under any other plans, contracts or arrangements of an Affiliated Company shall be determined as if Matching Contributions allocated to such Highly Compensated Employee’s Accounts and all such employee contributions and matching contributions were made under a single arrangement; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that Treas. Reg. Section 1.401(m)1(b)(3)(ii) prohibits aggregation.

4.11 Allocation of Excess Aggregate Contributions to Highly Compensated Employees

Excess Aggregate Contributions shall be determined by the Plan Administrator in accordance with this Section. The Plan Administrator shall calculate a tentative reduction amount to the Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest contribution percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 4.10(c) above, or to cause the actual contribution ratio of such Highly Compensated Employee(s) to equal the actual contribution ratio of the Highly Compensated Employee(s) with the next-highest contribution percentage, and the process shall be repeated until the limits in Section 4.10(c) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Company Contributions.” The entire aggregate amount of the Refundable Company Contributions shall be refunded to Highly Compensated Employees.

The amount to be refunded to each Highly Compensated Employee (which shall constitute his or her excess Matching Contributions) shall be determined as follows: (i) the Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions shall be refunded to the extent that there are Refundable Company Contributions or to the extent necessary to cause the dollar amount of Matching Contributions of such Highly Compensated Employee(s) to equal the dollar amount of Matching Contributions made with respect to the Highly Compensated Employee(s) with the next-highest Matching Contributions, and (ii) the process in the foregoing clause shall be repeated until the total amount of Matching Contributions refunded equals the total amount of Refundable Company Contributions. The earnings attributable to Excess Contributions will be determined in accordance with Treasury Regulations. The Plan Administrator will not be liable to any Participant (or to his or her Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s Excess Contributions and earnings attributable to the Excess Contributions. The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the amount of Excess Contributions that are treated as after-tax employee contributions due to recharacterization.

4.12 Distribution or Forfeiture of Excess Aggregate Contributions

Vested Excess Aggregate Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 4.11, together with any income (gain or loss) allocable to such Excess Aggregate Contributions, shall be distributed to such Highly Compensated Employees not later than the March 15 next following the close of such Plan Year, if possible, and in any event no later than the December 31 next following the close of such Plan Year. Nonvested Excess Aggregate Contributions shall be forfeited.

4.13 Use of Deferrals

The Company, in its sole discretion, may include all or a portion of the Deferrals for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Actual Contribution Percentage limitation described in Section 4.10 for such Plan Year, provided that the requirements of applicable Treasury Regulations are satisfied.

4.14 Corrective Qualified Non-Elective Contributions

The Company, in its sole discretion, may include all or a portion of the Qualified Non-Elective Contributions authorized and permitted to be taken into account under Section 4.9 for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Actual Contribution Percentage limitation described in Section 4.10 for such Plan Year, provided that the requirements of applicable Treasury Regulations are satisfied. Such Qualified Non-Elective Contributions shall be paid to the Trustee no later than 12 months after the end of the Plan Year which is taken into account in determining the applicable percentage for Nonhighly Compensated Employees under Section 4.10(c) and shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of such Plan Year.

4.15 Plan Aggregation

In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Section 401(a)(4), 401(m) or 410(b) of the Code, then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code Sections (except for purposes of the average benefit percentage provisions of Section 410(b)(2)(A)(ii) of the Code).

ARTICLE V

ACCOUNTING FOR PARTICIPANT’S INTERESTS

5.1 Establishment of Accounts

The Plan Administrator shall establish for each Participant each of the applicable Accounts set forth in the definition of Account. In addition, the Plan Administrator may establish one or more subaccounts of a Participant’s Account, if the Plan Administrator determines that such subaccounts are necessary or appropriate in administering the Plan.

5.2 Allocation of Contributions and Forfeitures

Each Participant’s Pre-Tax Deferrals shall be allocated to such Participant’s Pre-Tax Deferral Account. Each Participant’s Roth Deferrals shall be allocated to such Participant’s Roth Deferral Account.

The Participating Company’s Matching Contributions made with respect to Pre-Tax Deferrals or Roth Deferrals in accordance with Section 4.2 shall be allocated to such Participant’s Matching Contribution Account.

Qualified Non Elective Contributions allocated to a Participant under Section 4.9 shall be allocated to a subaccount within the Participant’s Pre-Tax Deferral Account. Qualified Non Elective Contributions allocated to a Participant under Section 4.14 shall be allocated to a subaccount within the Participant’s Matching Contribution Account.

Forfeitures arising during a Plan Year from Matching Contribution Accounts shall be considered Matching Contributions allocated as described in Section 4.2.

Each rollover or transfer contribution made by a Participant pursuant to Section 3.1 shall be allocated to the Participant’s Pre-Tax Rollover Account, After-Tax Rollover Account, or Roth Rollover Account.

5.3 Code Section 415 Limitation

Notwithstanding any provision of the Plan to the contrary, contributions and other additions under the Plan with respect to a Participant for any Plan Year shall not exceed the limitation provided by Section 415 of the Code. For purposes of such limitation:

(a) Compensation shall be the safe harbor definition set forth in Treas. Reg. Section 1.415(c)-2(d)(4).

(b) Compensation shall include regular pay and leave cashouts (but not deferred compensation) paid after severance from employment if paid by the later of 2-1/2 months after severance from employment or the end of the limitation year that includes the date of severance from employment, to the extent permitted by Treas. Reg. Section 1.415(c)-2(e)(3).

(c) Compensation shall include salary continuation payments to Participants who are performing qualified military service or to Participants who are permanently and totally disabled, to the extent permitted by Treas. Reg. Section 1.415(c)-2(e)(4).

(d) If, in addition to this Plan, a Participant is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by the Company or any Affiliated Company during a Limitation Year, the annual additions under this Plan shall be reduced if the aggregate contributions under this Plan and all other such Defined Contribution Plans and Welfare Benefit Funds would otherwise exceed the limitation under Section 415 of the Code.

(e) In the case of an Employee/Owner, Compensation shall be the Employee’s Earned Income, plus amounts deferred at the election of the Employee/Owner that would be includible in gross income but for the rules of Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code, to the extent paid no later than (i) the end of the Plan Year in which severance from employment occurred or (ii) 2-1/2 months after severance from employment. For this purpose, Earned Income shall be deemed to be paid on the last day of the taxable year of CBRE Clarion Securities Holdings, LLC to which it relates. Earned Income of an Employee who has a severance from employment during a taxable year of CBRE Clarion Securities Holdings, LLC shall be deemed to be severance pay to the extent it exceeds the Earned Income that the Employee would have earned if no severance from employment had taken place during the taxable year (or a reasonable estimate thereof) times a fraction equal to the number of days the Employee was an Employee during the taxable year, divided by the total number of days during the taxable year.

5.4 Accounting for Trust Fund Income, Losses, and Expenses

The Plan Administrator, through its accounting records, shall clearly segregate each Account hereunder and each subaccount thereof established pursuant to Section 5.1, and shall maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each such Account or subaccount. For purposes of this Section, income or loss of the Trust Fund shall include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund as such values are determined by the Trustee pursuant to Section 5.5.

Except as provided in Section 5.7, the share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account of each Participant, Beneficiary and Alternate Payee shall be the allocable portion of the net income or net loss of the Trust Fund attributable to each such Account determined by the Plan Administrator as of each Valuation Date in a uniform and nondiscriminatory manner based upon the ratio that the balance of each such Account as of the previous Valuation Date bears to all Account balances of all Participants, Beneficiaries and Alternate Payees after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate.

The share of net income or net loss to be credited to, or deducted from, any subaccount established for a Participant, Beneficiary or Alternate Payee shall be an allocable portion of the net income or net loss credited to or deducted from the Account under which such subaccount is established.

Administrative expenses that are related to a particular Participant, Beneficiary or Alternate Payee, or the Account of a particular Participant, Beneficiary or Alternate Payee shall be deducted from that Account. Other expenses that are not paid out of the ERISA Account pursuant to Section 5.12 or the Forfeiture Account pursuant to Section 6.2(c) shall be allocated to Accounts in accordance with procedures adopted by the Plan Administrator.

5.5 Valuation of Trust Fund

The fair market value of the total net assets comprising the Trust Fund shall be determined by the Trustee as of each Valuation Date. The Participating Companies, the Plan Administrator, the Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets comprising the Trust Fund.

5.6 Quarterly Statement of Accounts

The Plan Administrator shall furnish each Participant, Beneficiary and Alternate Payee a Quarterly Statement showing: (a) the value of his or her Accounts at the end of each calendar quarter, (b) the allocations to and distributions from his or her Accounts during the calendar quarter, (c) his or her vested and nonforfeitable interest in his or her Accounts at the end of the calendar quarter, and (d) such other information as is required by law.

5.7 Directed Accounts and Investment Options

Until otherwise provided by written resolution of the Plan Administrator, each Participant, Beneficiary and Alternate Payee shall be permitted to direct the investment of all of his or her respective Accounts and subaccounts thereof as among investment funds created within the Trust Fund by the Committee. Such Accounts and subaccounts shall constitute Directed Accounts, and shall be subject to investment direction by the Participant, Beneficiary or Alternate Payee under such procedures established by the Committee which are nondiscriminatory and acceptable to the Trustee. Such Accounts and subaccounts will be credited with only the income or losses directly attributable to their respective assets, including income and losses from the investment funds established by the Committee, and selected by the Participant, Beneficiary or Alternate Payee for investment of Directed Accounts, in which case income or losses of such investment funds shall be allocated ratably to Directed Accounts invested therein, except as otherwise provided herein. Neither the Company, the Plan Administrator, the Committee, nor the Trustee warrant, guarantee, or represent that the value of the Accounts of a Participant, Beneficiary or Alternate Payee at any time will equal or exceed the amount previously allocated or contributed thereto.

5.8 Investment Funds

The assets of this Plan shall be invested in the CBRE Stock Fund and such other investment funds as shall be designated by the Committee. To the extent that assets of this Plan are invested in a collective investment trust, the terms of such trust are adopted fully and incorporated into the Plan and Trust Agreement.

In addition to funds selected by the Committee, each Participant will have the option to elect a portion of their Account that will be transferred to a brokerage account fund, which will remain part of the Trust Fund, though may be invested in any permitted investment selected by such Participant in accordance with rules and procedures established from time to time by the Committee or its delegate and consistent with the Plan recordkeeper’s procedures, provided that (i) the Participant’s exercise of investment directions will be subject to such restrictions as the Committee or its delegate may impose from time to time, including, without limitation, restrictions on permitted forms of investment, minimum and maximum limits on amounts that may be invested, and limitations on the time, manner and frequency of changes in investment directions; and (ii) any fees or expenses incurred as a result of the Participant’s investment directions or selection of the brokerage account may be assessed directly against the Participant’s Account.

5.9 Investment Direction for all Funds

Each Participant, Beneficiary and Alternate Payee shall instruct the Trustee at the time and on the form prescribed by the Plan Administrator as to the investment of all future contributions allocated to his or her Accounts which are available to be invested in investment funds. The initial investments made at the direction of the Participant, Beneficiary or Alternate Payee shall continue until changed by the Participant, Beneficiary or Alternate Payee in a subsequent election period. In the absence of direction, contributions shall be invested in the investment fund or funds designated by the Committee.

5.10 ERISA 404(c) Requirements

The Plan is intended to comply with ERISA Section 404(c). Accordingly, the Plan is intended to satisfy, among other requirements, subsections (a), (b) and (c) below.

(a) Choice of Broad Range of Investment Alternatives

Each Participant, Beneficiary and Alternate Payee must be able to choose from at least three investment alternatives. The alternatives must constitute a broad range of alternatives which (i) are diversified, (ii) demonstrate materially different risk and return characteristics, (iii) in the aggregate, enable the Participant, Beneficiary or Alternate Payee to achieve a portfolio with risk and return characteristics at any point within the range normally appropriate by choosing among the alternatives, and (iv) tend to minimize, through diversification and in combination with the other alternatives, the overall risk to the portfolio of the Participant, Beneficiary or Alternate Payee.

(b) Frequency of Investment Instructions

The Participant, Beneficiary or Alternate Payee must be able to give investment instructions to a person designated by the Company as an agent for this purpose. The person is obligated to comply with the instructions of the Participant, Beneficiary or Alternate Payee, except as permitted by law. The Participant, Beneficiary or Alternate Payee must be able to give investment instructions for each investment alternative as frequently as is appropriate given the volatility of the investment, but no less frequently than once within every three-month period.

(c) Provision of Sufficient Information to Participant or Beneficiary

Each Participant, Beneficiary and Alternate Payee shall be provided or have the opportunity to obtain sufficient information to make informed investment decisions with regard to investment alternatives available under the plan, and incidents of ownership appurtenant to such investments. Such information shall explain that the Plan is intended to be in compliance with ERISA Section 404(c) and that Plan fiduciaries may be relieved of liability for losses that arise from the investment choices of the Participant, Beneficiary or Alternate Payee. Such information shall also meet all the other requirements of DOL Reg. Section 2550.404c-1.

5.11 Life Insurance Contracts

For the period of April 1, 2007 until January 1, 2024, notwithstanding any other provisions of the Plan,

(a) the assets of the Plan may be invested in life insurance contracts transferred from the Trammell Crow Company Retirement Savings Plan pursuant to the merger of the Trammell Crow Company Retirement Savings Plan into the Plan, effective April 1, 2007,

(b) Participants shall have no right to make further additions to those contracts,

(c) to the extent necessary to avoid lapse of such a contract, other assets in a Participant’s Account shall be liquidated and used to pay premiums on the contract,

(d) a Participant who has such a contract in his or her Account shall have the right to direct the surrender of the contract at any time, with the proceeds invested as directed by the Participant in accordance with the provisions of the Plan and procedures established by the Committee, and

(e) effective January 1, 2024, the assets of the Plan may not be invested in such life insurance contracts, and all such life insurance contracts shall be surrendered or distributed, as applicable, to Participants no later than January 1, 2024, or as soon as reasonably practicable thereafter.

5.12 ERISA Account

The Plan Administrator shall establish an ERISA Account. The excess of revenue sharing over the fees of the third party administrator shall be added to the ERISA Account, and administrative expenses shall be paid out of the ERISA Account. If the balance in the ERISA Account as of the end of any Plan Year shall exceed the greater of:

(a) the amount of administrative expenses reasonably expected to be paid during the next calendar quarter, or

(b) the amount by which the administrative expenses reasonably expected to be paid out of the ERISA Account during the next Plan Year exceed the reasonably expected additions to the ERISA Account during that Plan Year, as determined by the Plan Administrator in its sole discretion, the excess shall be allocated to Accounts of Participants, Beneficiaries or Alternate Payees as income, pro-rata in proportion to Account balances as of the end of the Plan Year.

5.13 Roth Conversions.

A Participant may elect to have the Plan transfer any amount in the Participant’s Deferral Account, Matching Contributions Account (if 100% vested), Rollover Account, Profit Sharing Account (if 100% vested), or Voluntary Contributions Account, to —

(a) the Roth Rollover Contributions Account maintained for the benefit of the Participant, if the amount is otherwise distributable or

(b) the Roth Conversion Account maintained for the benefit of the Participant, if the amount is not otherwise distributable.

ARTICLE VI

VESTING

6.1 Vesting Percentages

(a) The interest of each Participant, Beneficiary and Alternate Payee in the Participant’s Deferral Account, Voluntary Contribution Account, Rollover Account and Roth Rollover Account shall at all times be 100% vested and nonforfeitable.

(b) The interest of each Participant, Beneficiary and Alternate Payee in the Participant’s Matching Contribution Account as of December 31, 2006 (including contributions made in 2007 with respect to the 2006 Plan Year) shall be 100% vested and nonforfeitable.

(c) With respect to Participants who were Participants in the Plan prior to April 1, 2007 and prior to April 1, 2007 had at least one Hour of Service in each of three Plan Years, the interest of such Participants in the subaccount established by the Committee pursuant to Section 5.1 to reflect Matching Contributions made after December 31, 2006 shall be 100% vested and nonforfeitable. The previous sentence shall not apply to participants in the Trammell Crow Company Retirement Savings Plan that became Participants in the Plan on or after April 1, 2007.

(d) With respect to Participants not referred to in subsection (c), the interest of each such Participant in the Participant’s subaccount established by the Committee pursuant to Section 5.1 to reflect Matching Contributions made after December 31, 2006 shall vest in accordance with the following schedule:

Years of Service	Percent Vested and Nonforfeitable
0 but less than 1	0%
1 but less than 2	33%
2 but less than 3	66%
3 or more	100%

Participants not referred to in subsection (c) and who were not employed by a Participating Company as of October 1, 2021, shall only have Matching Contributions pursuant to Section 5.1 vest in accordance with this three-year graded vesting schedule to the extent that such Matching Contributions are attributable to periods on or after October 1, 2021. Such Participants’ interest in Matching Contributions made after December 31, 2006 and attributable to periods before October 1, 2021 shall continue to vest in accordance with the following schedule:

Years of Service	Percent Vested and Nonforfeitable
0 but less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(e) The interest of a Participant in all of the Participant’s Accounts and subaccounts will be 100% vested and nonforfeitable without regard to Years of Service upon (i) attainment of age 65 while an Employee, (ii) death while an Employee, or (iii) Disability while an Employee.

(f) If a Participant who has a Severance again becomes an Employee, his or her Years of Service completed before the Severance will be included in determining his or her vested and nonforfeitable interest in his or her Matching Contribution Account.

(g) Effective January 1, 2018, for purposes of crediting Years of Service for purposes of determining the vested portion of a Participant’s Account under subparagraph (d), the Participant shall receive credit for the Period of Service completed by the Participant, provided that each Participant with respect to whom the method of crediting Years of Service for vesting purposes is changed shall have his or her Years of Service for vesting purposes determined in the manner set forth in Treas. Reg. Section 1.410(a)-7(f)(1).

(h) Notwithstanding anything herein to the contrary, immediately prior to the acquisition of CBRE Heery, Inc. by Turner & Townsend, Inc., each Participant who (i) is employed by the CBRE Heery, Inc. Participating Employer immediately prior to its acquisition by Turner & Townsend, Inc. and (ii) becomes an employee within the Turner & Townsend controlled group immediately following such acquisition by Turner & Townsend, Inc., shall become 100% vested in their Account.

(i) Notwithstanding anything herein to the contrary, and solely for Participants terminating employment during the period of August 1, 2023 through August 1, 2025, each Participant who meets the following criteria shall become fully vested in such Participant’s Account. Such Participant (i) is employed by a Participating Employer and is eligible to participate in the Plan, (ii) at the request of direction of the Company or an Affiliated Company, terminates employment with all Participating Companies, (iii) immediately thereafter such Participant becomes an employee of the Turner & Townend, Inc., controlled group, and (iv) such termination and subsequent hire is pursuant to a written agreement between CBRE, Inc. and Turner & Townsend, Inc.

6.2 Forfeiture and Restoration of Nonvested Accounts

(a) Forfeiture

A Participant’s nonvested interest in his or her Matching Contribution Account will be forfeited upon the earlier of

(i) the date of the Participant’s final distribution, or

(ii) the date on which the Participant incurs five consecutive One Year Breaks in Service.

(b) Restoration

(i) If the nonvested portion of a Participant’s Matching Contribution Account is forfeited on account of a distribution and the Participant again becomes an Employee and re-enrolls in the Plan before he or she incurs five consecutive One Year Breaks in Service, the forfeited amount will be restored (without adjustment for gain or loss since the date of forfeiture) if he or she repays to the Plan the full amount of the distribution before the earlier of the date on which the Participant incurs five consecutive One Year Breaks in Service after such distribution or five years after the date on which the Participant again becomes an Employee.

(ii) Restoration of the Employee’s Matching Contribution Account balance under paragraph (i) shall be made first out of forfeitures otherwise available for allocation and then Participating Company contributions. Assets representing the restoration must be provided to the Plan by the end of the Plan Year following the Plan Year in which repayment occurs.

(iii) The repayment by the Employee and restoration of his or her Matching Contribution Account balance shall not be treated as part of the annual addition under Section 5.3.

(c) Forfeiture Account

The Plan Administrator shall establish a Forfeiture Account. Forfeitures pursuant to Section 6.2(a) and allocable income shall be added to the Forfeiture Account. Restorations pursuant to Section 6.2(b)(ii), reduction of contributions of Participating Companies or payment of expenses pursuant to Section 6.4, and allocable losses shall be subtracted from the Forfeiture Account. If the balance in the Forfeiture Account as of the end of any Plan Year shall exceed the amount reasonably expected to be subtracted with respect to the next Plan Year, as determined by the Plan Administrator in its sole discretion, the excess shall be allocated to Accounts as Matching Contributions, pro-rata in proportion to the Deferrals made for the Plan Year.

6.3 Unclaimed Benefits

If the Plan Administrator, acting upon information available to it, cannot locate a person entitled to receive a benefit under the Plan within a reasonable period of time (as determined by the Plan Administrator in its sole discretion) after the benefit becomes payable and such person has not contacted the Plan Administrator concerning the distribution by the end of such period, the amount of the benefit shall be treated as a forfeiture and shall be applied in the manner described in Section 6.4. If, prior to the date final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited pursuant to this Section makes a claim to the Plan Administrator or the Trustee for such benefit, such person shall be entitled to receive the amount of such benefit as soon as administratively feasible after such claim is received. The amount of the previously forfeited benefit shall be reinstated, without any adjustment for earnings after the forfeiture.

6.4 Application of Forfeited Amounts

Subject to Section 6.2(b), the amount of a Participant’s Matching Contribution Account which is forfeited pursuant to Section 6.2(a) or 6.3 shall be used for expenses of the Plan or to reduce the future contributions of Participating Companies, as determined by the Plan Administrator in its discretion.

6.5 Application of Plan provisions to Qualified Real Estate Agents (QREAs)

Section 3508 of the Code provides that, for purposes of the Code, a QREA shall not be treated as an employee and the person for whom a QREA performs services shall not be treated as an employer. Accordingly, a QREA is not an Employee for purposes of the Plan. However, a QREA is treated as an employee for purposes of ERISA. It follows that:

(a) Because a QREA is not treated as an employee for purposes of the Code and is not treated as an Employee for purposes of the Plan, an Employee who becomes a QREA has had a Severance and is entitled to a distribution of the QREA’s vested Account balances.

(b) Because a QREA is treated as an employee for purposes of ERISA, ERISA requires that a QREA’s Hours of Service and Period of Service as a QREA be taken into account for purposes of vesting. It follows that:

(i) A QREA must be treated as an Employee under the Plan for purposes of determining Hours of Service, Years of Service, Period of Service, Period of Severance, and a One Year Break in Service.

(ii) A QREA who later becomes an Employee and participates in the Plan will receive credit for vesting purposes of Years of Service accrued as a QREA.

(c) Section 6.2(a) provides that a Participant’s nonvested interest in his or her Matching Contribution Account will be forfeited upon the earlier of the date of the Participant’s final distribution or the date on which the Participant incurs five consecutive One Year Breaks in Service.

(i) If the Participant is an Employee who incurs a Severance because he or she has become a QREA, such Participant may receive a distribution of his or her vested Accounts.

(ii) If a distribution of a Participant’s entire vested Account occurs while the Participant is a QREA, such Participant’s nonvested interest in his or her Matching Contribution Account will be forfeited when the Participant ceases to be both a QREA and an Employee (with the amount of vesting determined at that time).

(iii) If a distribution of a former QREA Participant’s entire vested Account occurs after the Participant ceases to be both a QREA and an Employee, the forfeiture shall occur at the time of the distribution (with the amount of vesting determined at the time the Participant ceases to be both a QREA and an Employee).

(iv) If no distribution of a former QREA Participant’s entire vested Account has occurred, the forfeiture shall occur on the date on which the Participant incurs five consecutive One Year Breaks in Service, roughly five years after the Participant ceases to be both a QREA and an Employee (with the amount of vesting determined at the time the Participant ceases to be both a QREA and an Employee).

(d) A QREA who has taken a distribution of the QREA’s vested Account balances may continue to vest in the QREA’s unvested Account balances and may take further distributions of additional vested Account balances in accordance with Plan distribution rights for Participants who have had a Severance.

(e) The cash-out provisions of Section 8.2(b) shall not apply until the Participant ceases to be both a QREA and an Employee.

ARTICLE VII

DESIGNATION OF BENEFICIARY

7.1 Designation of Beneficiary

(a) Designation by Participant

Subject to subsection (b), each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his or her distributable interest (if any) in the Trust Fund upon his or her death. The designation shall be made on forms prescribed by the Plan Administrator and shall be effective upon delivery to the Plan Administrator in good order. A Participant shall have the right to change or revoke from time to time any such designation by filing a new designation or notice of revocation with the Plan Administrator, but such revised designation or revocation shall be effective only upon receipt by the Plan Administrator of a new designation form that is in good order.

If a Participant and their Beneficiary die simultaneously, or under circumstances that render it difficult or impossible to determine who predeceased the other, then the Plan Administrator will presume conclusively that the Beneficiary predeceased the Participant. If a Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the benefit will be paid to the Beneficiary’s Beneficiary.

Notwithstanding anything to the contrary herein, no payment of benefits will be made under any provisions of the Plan to any individual who kills the Participant or Beneficiary with respect to whom such amount would otherwise be payable. An individual will be treated as having killed a Participant or Beneficiary for purposes of this Section only if, by virtue of such individual’s involvement in the death of the Participant or Beneficiary for purposes of this Section only if, such individual’s entitlement to any interest in assets of the deceased could be denied (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws governing intestate succession, wills, jointly-owned property, bonds, and life insurance. For purposes of the Plan, such individual will be deemed to have predeceased the Participant or Beneficiary, as applicable. The Plan Administrator may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a determination with regard to the application of this section.

(b) Consent of Spouse

A Participant who has a Spouse or Domestic Partner may not designate a primary Beneficiary other than, or in addition to, his or her Spouse or Domestic Partner unless his or her Spouse or Domestic Partner consents to such designation by means of a writing that is signed by the Spouse or Domestic Partner, contains an acknowledgment by the Spouse or Domestic Partner of the effect of such consent, and is witnessed by a notary public. Such designation shall only be effective with respect to the consenting Spouse or Domestic Partner, whose consent shall be irrevocable.

(c) Revocation Upon Divorce

Upon a Participant’s divorce, a Participant’s Beneficiary designation is deemed invalid to the extent it designates a Participant’s former Spouse as the Beneficiary. Any such portion of a Participant’s Account will be treated as if there was no Beneficiary designation in accordance with Plan Section 7.2, unless a new beneficiary is designated. This Section 7.1(c) does not prohibit a Participant from filing a new Beneficiary designation following divorce that designates the former Spouse as Beneficiary. In addition, a former Spouse may be designated as a Beneficiary to the extent provided for in a QDRO. For the avoidance of doubt, for purposes of this Section 7.1(c), legal separation is not treated as divorce.

7.2 Failure to Designate Beneficiary

In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant’s interest in the Trust Fund (if any) upon his or her death shall be made (i) to the Participant’s Spouse or Domestic Partner, if living, or (ii) if his or her Spouse or Domestic Partner is not then living, to his or her estate.

ARTICLE VIII

WITHDRAWALS AND DISTRIBUTIONS FROM THE TRUST FUND

8.1 Events Permitting Withdrawals Prior to Severance or Death

(a) In General

Subject to the provisions of the following subsections of this Section, a Participant’s vested Account balances become distributable only after Severance or death, and the timing and form of the distribution shall be in accordance with this Article VIII. Age 59-1⁄2, hardship, disability withdrawals, and Coronavirus Related Distributions pursuant to Sections 8.1(b), (d), (f), and (m) respectively are pro rata from the various Accounts and subaccounts unless the Plan Administrator otherwise determines.

(b) Withdrawals After Age 59 1⁄2

A Participant who has attained age 59 1⁄2 may at any time prior to Severance request to withdraw a portion or all of his or her vested Accounts. Disbursement of withdrawals shall be made in a cash lump sum payment as soon as administratively practicable after receiving the withdrawal request in the manner prescribed by the Plan Administrator.

(c) Hardship Withdrawal

Upon written request from a Participant, the Plan Administrator may authorize a distribution to a Participant from his or her Deferrals (including earnings on such Deferrals) prior to his or her Severance if the Participant can demonstrate that he or she is suffering from a hardship. The Company shall act upon requests for withdrawals in a uniform and nondiscriminatory manner, consistent with the requirements of Sections 401(a), 401(k) and related provisions of the Code. A hardship withdrawal may be made only if it is required on account of one or more of the following:

(i) The purchase (excluding mortgage payments) of a principal residence of the Participant;

(ii) The payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or for the Participant’s Spouse, children or dependents;

(iii) The payment of medical expenses that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income) for the Participant or the Participant’s Spouse or dependents;

(iv) The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant’s principal residence;

(v) The burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents;

(vi) Repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent of adjusted gross income and without regard to whether the loss is attributable to a federally declared disaster); or

(vii) Expenses and losses (excluding loss of income) incurred by a Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Participant’s principal residence or primary place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

For purposes of this subsection, the term “dependent” shall be defined as set forth in Section 152 of the Code as modified by applicable Treasury Regulations or other applicable guidance and shall also include a person who is a Beneficiary with respect to the Participant to the extent permitted by applicable Treasury Regulations or other applicable guidance.

(d) Amount of Hardship Withdrawal

The minimum amount of a hardship withdrawal shall not be less than $500. The maximum amount of a hardship withdrawal shall not exceed the Participant’s immediate and heavy financial need (including amounts necessary to pay income taxes and penalties reasonably anticipated to result from the distribution), determined after the Participant has obtained all distributions, other than hardship distributions, currently available under all plans of Affiliated Companies.

An immediate and heavy financial need generally may be treated as not capable of being relieved from other resources that are reasonably available to the Participant, if the Participant represents (in writing or such other form as may be prescribed by the Internal Revenue Service), unless the Company has actual knowledge to the contrary, that (i) the Participant has insufficient cash or other liquid assets reasonably available to satisfy the need and (ii) the need cannot reasonably be relieved by obtaining other currently available distributions under plans, including nonqualified plans, maintained by the Company or an Affiliated Company. A need cannot reasonably be relieved by one of the actions described in the prior sentence if the effect would be to increase the amount of the need. Additional methods under which the amount of a hardship withdrawal will be deemed necessary to meet the Participant’s immediate and heavy financial need shall be made available to the extent provided in a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue. Disbursement of hardship withdrawals shall be made in a cash lump sum payment as soon as administratively practicable after receiving the withdrawal request in the manner prescribed by the Plan Administrator.

(e) Withdrawals from Rollover Account or Roth Rollover Account

A Participant may withdraw all or any portion of his or her Rollover Account at any time prior to Severance. Disbursement of withdrawals shall be made in a cash lump sum payment as soon as administratively practicable after receiving the withdrawal request in the manner prescribed by the Plan Administrator.

(f) Disability Withdrawals

A Participant who has a Disability may at any time prior to Severance withdraw all or a portion of his or her Account. Disbursement of withdrawals shall be made in a cash lump sum payment as soon as administratively practicable after receiving the withdrawal request in the manner prescribed by the Plan Administrator.

(g) Withdrawal of Voluntary Contributions

Upon application to the Plan Administrator, a Participant may at any time prior to Severance request to withdraw a portion or all of his or her Voluntary Contribution Account. Disbursement of withdrawals shall be made in a cash lump sum payment as soon as administratively practicable after receiving the withdrawal request in the manner prescribed by the Plan Administrator.

(h) Form of Distribution

After Severance or death, distribution of a Participant’s Accounts shall be made in a single lump sum cash payment, except that:

(i) Any life insurance policy that is held in the Participant’s Account at the time of distribution may be distributed in kind.

(ii) A Participant or Beneficiary may elect once in any calendar year to receive any portion of his or her Account that holds Roth funds (the aggregate of his or her Roth Deferral Account, Roth Conversion Account, and Roth Rollover Account) and may elect once in any calendar year to receive any portion of his or her Account that does not hold Roth funds (the aggregate of his or her Deferral Account, Matching Contribution Account, Pre-Tax Rollover Account, Profit Sharing Account, After-Tax Rollover Account, and Voluntary Contribution Account).

(i) Restrictions on Certain Payments and Repayments Thereof

(i) If the amount of a Participant’s vested Account balance exceeds $7,000 ($5,000 before January 1, 2024), the Plan Administrator shall not distribute the Participant’s vested Account balances to him or her unless the Participant consents to such payment, except as otherwise provided in subsection (k).

(ii) If the amount of a Participant’s vested Account balance does not exceed $7,000 ($5,000 before January 1, 2024) and if the Participant does not elect to have the vested Account balance paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this subsection, then the distribution shall be paid without the Participant’s consent as follows:

(A) If the vested Account balance exceeds $1,000, in a Direct Rollover to an individual retirement plan designated by the Plan Administrator without the Participant’s consent.

(B) If the vested Account balance does not exceed $1,000, directly to the Participant.

(iii) Effective March 25, 2024, if the amount of a Beneficiary’s vested Account balance does not exceed $1,000 and if the Beneficiary does not elect to have the vested Account balance paid directly to an individual retirement arrangement specified by the Beneficiary in a Direct Rollover or to receive the distribution directly in accordance with this subsection, then the distribution shall be paid directly to the Beneficiary without the Beneficiary’s consent.

(iv) Rollover contributions are not excluded in determining the value of the Participant’s or Beneficiary’s vested Account balance for purposes of this subsection.

(j) Commencement of Benefits

Unless the Participant elects otherwise, distributions will be made no later than the 60th day after the close of the Plan Year in which occurs the latest of:

(i) His or her attainment of age 65;

(ii) The 10th anniversary of the Plan Year in which he or she commenced participation in the Plan; or

(iii) His or her Severance.

Notwithstanding the foregoing, the failure of a Participant to make a claim for benefits while a benefit is distributable shall be deemed to be an election to defer commencement of payment.

(k) Restrictions on Delay of Distribution

Distribution of a Participant’s entire interest will be distributed, or will begin to be distributed, not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1⁄2 (effective January 1, 2020, age 72 for Participants who reach age 70 1⁄2 in 2020 or later; effective January 1, 2023, age 73 for participants who reach age 72 in 2023 or later) or (ii) the calendar year in which the Participant retires. Clause (ii) of the preceding sentence shall not apply in the case of any Participant who is a 5% owner (as defined in Section 416 of the Code) in the calendar year in which he or she attains age 70 1⁄2 (effective January 1, 2020, age 72 for Participants who reach age 70 1⁄2 in 2020 or later; effective January 1, 2023, age 73 for participants who reach age 72 in 2023 or later).

(l) Reemployment of Participant

If a Participant who had a Severance becomes reemployed with the Company or any Affiliated Company, no distribution from the Trust Fund shall be made to the Participant while he or she is so employed except as provided in Section 8.1 or Section 8.2(d). Any amounts which the Participant was entitled to receive on his or her prior Severance shall be held in the Trust Fund until the Participant or the Participant’s Beneficiary is again entitled to a distribution under the terms of the Plan.

(m) Coronavirus-Related Distributions

A Qualified Individual could elect to receive a “Coronavirus-Related Distribution” during the period beginning April 5, 2020 and ending December 30, 2020. The total amount of Coronavirus-Related Distributions to a Qualified Individual could not exceed the lesser of $100,000 or the amount of the individual’s vested Account balance. A Participant who received a Coronavirus-Related Distribution (from this Plan and/or another eligible retirement plan as defined in Code Section 402(c)(8)(B)) at any time during the three-year period beginning on the day after receipt of the distribution may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such distribution.

For purposes of this Section 8.1(m), Qualified Individual means any individual who meets one or more of the criteria described in subparagraphs (i), (ii), (iii), or (iv). Participants, Beneficiaries, and Alternate Payees can be treated as Qualified Individuals. The Plan Administrator may rely on an individual’s certification that the individual satisfies a condition to be a Qualified Individual unless the Plan Administrator has actual knowledge to the contrary. In applying the criteria, “COVID-19” means either the virus SARS-CoV-2 or coronavirus disease 2019; an “approved test” means a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act); and a “member of the individual’s household” means someone who shares the individual’s principal residence. The criteria are as follows:

(i) The individual was diagnosed with COVID-19 by an approved test;

(ii) The individual’s spouse or dependent (as defined in Section 152 of the Code) was diagnosed with COVID-19 by an approved test;

(iii) The individual has experienced adverse financial consequences because: (i) the individual, the individual’s spouse, or a member of the individual’s household was quarantined, furloughed or laid off, or had work hours reduced due to COVID-19; (ii) the individual, the individual’s spouse, or a member of the individual’s household was unable to work due to lack of childcare due to COVID-19; (iii) a business owned or operated by the individual, the individual’s spouse, or a member of the individual’s household closed or reduced hours due to COVID-19; or (iv) the individual, the individual’s spouse, or a member of the individual’s household had a reduction in pay (or self-employment income) due to COVID-19 or had a job offer rescinded or start date for a job delayed due to COVID-19; or

(iv) The individual satisfies any other criteria determined by the Treasury Department or the Internal Revenue Service.

8.2 Minimum Distribution Requirements

(a) Definitions

As used in this Section, each of the following terms shall have the meaning given to that term as set forth in this subsection (a).

“Designated Beneficiary” means an individual who is designated as the Beneficiary under Article VII of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. Section 1.401(a)(9)-4.

“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (C)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9, Q&A-1.

“Participant’s Account Balance” means the Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (referred to herein as the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

“Required Beginning Date” means the date specified in Section 8.2(d).

(b) Requirements of Treasury Regulations Incorporated

All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.

(c) Time and Manner of Distribution

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as provided in (1) through (4) below, unless an irrevocable election is made under (5) below.

(1) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(2) If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (i), other than paragraph (i)(1), will apply as if the Surviving Spouse were the Participant.

(5) A Participant or Beneficiary may elect on an individual basis whether the 5-year rule (under which distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death) or the life expectancy rule in subsections (c)(ii) and (e)(ii) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under subsection (c)(ii)(1), (2), or (4) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or if applicable, Surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this subsection (c)(ii)(5), distributions will be made in accordance with subsections (c)(ii) and (e)(ii).

For purposes of this paragraph (ii) and subsection (e), unless paragraph (ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph (ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under paragraph (ii)(1).

(iii) Forms of Distributions. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with subsections (d) and (e) of this Section.

(d) Payment of Required Minimum Distributions during Participant’s Lifetime

(i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During a Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(e) Required Minimum Distributions after Participant’s Death

(i) Death On or After Distributions Begin

(1) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

a. Participant’s Remaining Life Expectancy. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b. Surviving Spouse’s Remaining Life Expectancy. If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Surviving Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

c. Non-Surviving Spouse Remaining Life Expectancy. If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin

(1) Participant Survived By Designated Beneficiary. Unless the 5-year rule is elected as provided under subsection (c)(ii)(5) (in which case distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in subsection (e)(i).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection (c)(ii)(1), this subsection (e)(ii) will apply as if the Surviving Spouse were the Participant.

(f) 2020 Required Minimum Distributions

In the event a Participant or Beneficiary was required to receive a required minimum distribution in 2020 (or paid in 2021 for the calendar year for a Participant with a required beginning date of April 1, 2021) but for the enactment of Section 401(a)(9)(l) of the Code (“2020 RMDs”) and who would have satisfied that requirement by receiving distributions that were either (i) equal to the 2020 RMDs, or (ii) one or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s joint life expectancy, or for a period of at least 10 years (the “Extended 2020 RMDs”), the Participant or Beneficiary who would have been required to receive such 2020 RMD will not receive such distribution unless the Participant or Beneficiary affirmatively chooses to receive the distribution; provided that, Extended 2020 RMDs were made to a Participant or Beneficiary unless the Participant or Beneficiary chose not to receive the distribution. For purposes of the direct rollover provisions of the Plan, only distributions that would have been eligible rollover distributions in the absence of Section 401(a)(9)(l) of the Code were treated as eligible rollover distributions.

(g) Notwithstanding anything to the contrary in this Section 8.2, following a Participant’s death, if the Participant’s entire interest in their Account has not been distributed by the fifth anniversary of the Participant’s death, such remaining interest shall be distributed in a single lump sum at such time. Distributions before the fifth anniversary of the Participant’s death may be elected by a Beneficiary but shall not be required by the Plan, except as otherwise required to conform with the requirements of Section 401(a)(9) of the Code as amended by the SECURE Act of 2019 and SECURE 2.0 Act of 2022 and any regulations or other guidance thereunder.

8.3 Valuation of Interest

The interest of a Participant in his or her Accounts and any subaccounts thereof which shall have become distributable hereunder shall be valued as of the Valuation Date immediately preceding the date such interest is to be distributed, provided, however, that there shall be added to the value of the Participant’s Accounts the fair market value of any amounts allocated to his or her Accounts pursuant to Article V after such Valuation Date.

8.4 Payment of Benefits to Alternate Payee

(a) Alternate Payee Accounts

As soon as reasonably practicable after the Plan Administrator determines that a domestic relations order is a QDRO, a separate “Alternate Payee Account” shall be established for the Alternate Payee, and the portion of each of the Participant’s Accounts that was assigned to the Alternate Payee by the QDRO shall be transferred to the Alternate Payee Account. Unless the QDRO otherwise provides, the transfers to the Alternate Payee’s Account shall be made pro rata from the Participant’s Accounts. Alternate Payees shall not make partial withdrawals from their Alternate Payee Accounts nor borrow from such Accounts. The only form of distribution is a single lump sum cash payment.

(b) Death of Alternate Payee

Alternate Payees may only designate beneficiaries in accordance with procedures established by the Plan Administrator; beneficiary designations within a QDRO will be null and void. Upon the death of an Alternate Payee who has not named a Beneficiary, the balance in his or her Alternate Payee Accounts shall be distributed in accordance with Plan default beneficiary provisions.

8.5 Direct Rollovers

(a) The Direct Rollover Option

A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. A Distributee who is a Participant, a Participant’s surviving Spouse, or a Participant’s Spouse or former Spouse who is the Alternate Payee under a QDRO, may specify any Eligible Retirement Plan. A Distributee who is a Beneficiary of a Participant and is not the Participant’s surviving Spouse may specify only an Eligible Retirement Plan that is an inherited individual retirement account described in Section 408(a) of the Code or an inherited individual retirement annuity described in Section 408(b) of the Code. A Direct Rollover of a distribution from a Roth Deferral Account, Roth Conversion Account, or a Roth Rollover Account under the Plan will only be made to a designated Roth account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the Direct Rollover is permitted under the rules of Section 402(c) of the Code.

(b) Time of Notice

The notice to be given under Code Section 402(f), explaining the Direct Rollover option, will be provided to the Distributee no less than 30 days and no more than 180 days before the date the distribution is to occur. However, a distribution may commence less than 30 days after such notice is given, provided that:

(i) The Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(ii) The Distributee, after receiving the notice, affirmatively elects a distribution.

(c) Special Rule for Voluntary Contributions

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Voluntary Contributions or contributions to an After-Tax Rollover Account which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified trust or an annuity contract described in Section 403(b) of the Code, provided that such qualified trust or annuity contract agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE IX

TOP-HEAVY PROVISIONS

9.1 Priority over other Plan Provisions

If the Plan is or becomes a Top-Heavy Plan, the provisions of this Article IX will supersede any conflicting provisions of the Plan. However, the provisions of this Article shall not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Section 416 of the Code and other provisions of law and the Treasury Regulations applicable to a “top-heavy plan,” as that term is defined in Section 416(g) of the Code.

9.2 Minimum Allocation

(a) Calculation of Minimum Allocation

Notwithstanding any other provision in this Plan except subsections (b) and (c), for any Plan Year in which this Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Company contributions and forfeitures of not less than the lesser of 3% of his or her Section 415 Compensation for such Plan Year or, in the event that the Company and Affiliated Companies maintain no Defined Benefit Plan which covers a Participant in this Plan, the percentage of Section 415 Compensation that equals the largest percentage of Participating Company contributions and forfeitures allocated to a Key Employee expressed as a percentage of Section 415 Compensation received by such Key Employee in that Plan Year (the “Minimum Allocation”).

The Minimum Allocation is determined without regard to any Social Security contribution. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because: (1) the non-Key Employee fails to make mandatory contributions to the Plan, (2) the non-Key Employee’s Compensation is less than a stated amount, or (3) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year. For purposes of this Section, Deferrals for Participants who are not Key Employees shall not be taken into consideration as Participating Company contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b) Limitation on Minimum Allocation

No Minimum Allocation shall be provided pursuant to subsection (a) to a Participant who is not employed by the Company or any Affiliated Company on the last day of the Plan Year.

(c) Minimum Allocation When Participant is Covered by Another Qualified Plan

(i) If the Company or any Affiliated Company maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation shall be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation shall not be provided under this Plan, in which case the provisions of subsection (a) shall not apply to any Participant covered under such other Defined Contribution Plans.

(ii) If the Company or any Affiliated Company maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plan(s) provide that Employees who are participants therein shall accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provisions of subsection (a) shall not apply to any Participant covered under such Defined Benefit Plan(s).

(iii) If the Company or any Affiliated Company maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of paragraph (ii) do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plan(s) shall receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of “5%” in each place that “3%” occurs therein.

(d) Nonforfeitability

The Participant’s Minimum Allocation required under this Section, to the extent required to be nonforfeitable under Section 416(b) of the Code and the special vesting schedule provided in Section 9.3, may not be forfeited under Sections 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions) of the Code.

9.3 Minimum Vesting

Vesting shall be at least as fast as provided in the vesting schedule set forth below, for any Plan Year in which Plan is a Top-Heavy Plan:

Completed Years of Service	Percentage
2	20%
3	40%
4	60%
5	80%
6 or more	100%

No decrease in a Participant’s vested percentage shall occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year.

Notwithstanding the above, this Section shall not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan. Such Employee’s vested Account shall be determined without regard to this Section.

ARTICLE X

ADMINISTRATIVE PROCEDURES

10.1 Appointment of Committee Members

The officer with the highest level of responsibility for the People team, Americas (referred to in this Article X as the “Chief People Officer”), shall appoint an Investment Committee consisting of one or more members, to hold office at the pleasure of the Chief People Officer. Members of the Committee shall not be required to be Employees or Participants. Any member may resign by giving notice in writing, filed with the Chief People Officer. Notwithstanding the above, if any Committee member ceases to be an Employee or QREA while a member, such individual shall cease to be a Committee member upon such individual’s date of termination or retirement unless otherwise determined by the Chief People Officer. Service on the Committee will be deemed in partial fulfillment of a member’s function as an Employee, QREA, officer and/or director of a Participating Company, if serving in such other capacity as well.

Unless designated by the Chief People Officer, the Committee may designate a Chair and a Secretary. The Secretary may, but need not, be a member of the Committee. The Secretary shall keep a record of the Committee’s proceedings. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or appropriate.

10.2 Appointment of Plan Administrator

The Chief People Officer shall appoint a Plan Administrator, as set forth in ERISA section 3(16), who will serve at the Chief People Officer’s pleasure. The Plan Administrator may resign at any time by written resignation to the Chief People Officer. The Plan Administrator has complete control of Plan administration duties and is the named fiduciary with respect to the operation and administration of the Plan and the Trust. In addition, the Plan Administrator shall have the powers and authority granted by the terms of the Trust Agreement. Service as Plan Administrator will be deemed in partial fulfillment of the Plan Administrator’s function as an Employee of a Participating Company.

10.3 Action of the Committee

The Committee will act by majority vote of its members or by written agreement of a majority of its members. Action of the Committee may be taken with or without a meeting of Committee members, provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the Committee’s members qualified to vote with respect to such action. Any member of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question shall be determined by the Chief People Officer, or a person designated by the Chief People Officer. A member of the Committee who is a Participant shall not vote on any question relating specifically to such member.

10.4 Delegation and Appointment of Agents

The Plan Administrator and the Committee shall have the power to delegate specific fiduciary, administrative, and ministerial responsibilities to any other persons or organizations, or in the case of the Committee, one or more of its members. Any such delegation shall be reviewed periodically by the Committee or Plan Administrator, and shall be terminable upon such notice as the Committee or Plan Administrator in its discretion deems reasonable and proper under the circumstances. References in the Plan to the Committee or Plan Administrator are deemed to include any person authorized to act on its behalf pursuant to this section.

The Plan Administrator and the Committee may each appoint such agents as it deems necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as it may deem expedient or appropriate.

10.5 Expenses of the Committee or Plan Administrator

The expenses of the Committee or Plan Administrator properly and actually incurred in the performance of its duties under the Plan, or in delegating such duties, shall be paid from the Trust Fund, unless the Participating Companies in their discretion pay such expenses.

10.6 Bonding and Compensation

The members of the Committee and the Plan Administrator shall serve without bond, except as may be required by ERISA, and without additional compensation for their services as Committee members and/or Plan Administrator.

10.7 General Powers and Responsibilities

The Committee, Plan Administrator, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, shall perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries, and shall use the care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

10.8 Specific Powers and Duties of the Plan Administrator

The Plan Administrator shall fulfill the duties of “administrator” as set forth in ERISA section 3(16) and will have complete control of the administration of the Plan hereunder, with all the powers necessary to enable the Plan Administrator to properly carry out plan administration duties as set forth in the Plan and in the Trust Agreement. The Plan Administrator’s duties, exclude the powers allocated to the Committee pursuant to Section 10.9 or an Investment Manager pursuant Section 10.10(a), but include the following:

(a) Calculating, withholding, and remitting Deferrals to the Trustee;

(b) Calculating and funding Matching Contributions on behalf of Participating Companies;

(c) Resolving all questions relating to the eligibility of Employees to become Participants;

(d) Determining the amount of benefits payable to Participants or their Beneficiaries, and determining the time and manner in which such benefits are to be paid;

(e) Authorizing and directing all disbursements by the Trustee from the Trust Fund;

(f) Engaging any administrative, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan or the Trust Agreement;

(g) Construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents;

(h) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement;

(i) Determining the disposition and distribution of assets in the Trust Fund in the event the Plan is terminated;

(j) Reviewing the performance of the Trustee with respect to the Trustee’s administrative duties, responsibilities and obligations under the Plan and the Trust Agreement as such administrative duties, responsibilities and obligations are set forth in the Trust Agreement; reporting to the Chief People Officer regarding such administrative performance of the Trustee; and recommending to the Chief People Officer, if necessary, the removal of the Trustee and the appointment of a successor Trustee;

(k) Utilizing one of the IRS approved self-correction programs outlined under the IRS’ Employee Plans Compliance Resolution System, or any other applicable methods upon the discovery of a failure in administering the Plan in accordance with the provisions contained herein, or any other relevant failure or defect;

(l) Preparing and filing or publishing with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(m) Preparing and administering Plan administrative procedures including, but not limited to, Plan loan procedures, claims procedures, and QDRO procedures;

(n) Performing such other functions that are reasonable or necessary for Plan administration or that are otherwise delegated to the Plan Administrator under the Plan or Trust Agreement.

10.9 Specific Powers and Duties of the Committee

The Committee shall oversee Plan investments and have all powers necessary to accomplish that purpose, excluding the powers allocated to the Plan Administrator pursuant to Section 10.8 or an Investment Manager pursuant Section 10.10(a), but including the following:

(a) Selecting and monitoring Plan investments to provide diversified investment options consistent with the requirements of Section 5.10, except as otherwise determined by an Investment Manager pursuant to Section 10.10(a);

(b) Selecting and monitoring the Plan qualified default investment alternative;

(c) Selecting and monitoring the Investment Manager to have the rights, powers, duties and responsibilities with respect to the CBRE Stock Fund set forth in Section 10.9(a);

(d) Determining whether to engage an investment advisor, and selecting and monitoring such investment advisor, if any;

(e) Preparing, reviewing, and maintaining an investment policy statement for the Plan;

(f) Administering appeals under the Plan claims procedure, to the extent determined by the Plan Administrator;

(g) Taking any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of applicable law; and

(h) Performing such other functions that are reasonable or necessary for overseeing Plan investments or that are otherwise delegated to the Plan Administrator under the Plan or Trust Agreement.

10.10 Allocation of Fiduciary Responsibility

(a) Rights, Powers, Duties and Responsibilities of the Investment Manager

The Investment Manager selected by the Committee shall have the duty and responsibility to monitor the suitability of the CBRE Stock as an investment alternative through the CBRE Stock Fund and the following rights and powers, which the Investment Manager shall exercise to the extent that the Investment Manager reasonably concludes that such exercise is required by ERISA:

(i) To reduce the 25% contribution limit provided by the first sentence of Section 15.2 to any lower percentage, including 0%.

(ii) To reduce the permitted 25% asset limit provided in the first paragraph of Section 15.2 to any lower percentage, including 0%.

(iii) To reduce the permitted 25% asset limit provided in the third paragraph of Section 15.2 to any lower percentage, including 0%.

(iv) To establish dates other than the last business day of the Plan Year for redirection of the investment of that portion of the Participant’s Account in excess of the percentage asset limit as reduced pursuant to subsection (a)(iii), in accordance with the procedures set forth in the third paragraph of Section 15.2.

(v) To forbid additional purchases of CBRE Stock pursuant to Section 15.1.

(vi) To direct the disposition of shares of CBRE Stock allocated to the CBRE Stock Fund.

(b) Responsibility of the Committee

The Committee’s responsibility with respect to the selection of the Investment Manager and the allocation or delegation of rights, powers, duties and responsibilities is limited to the selection of the member, person or organization (the “Appointee”) and the periodic review of the Appointee’s performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the Appointee which is not proximately caused by the Committee’s failure to properly select or supervise the Appointee, and in which breach the Committee does not otherwise participate, will not be considered a breach by the Committee.

10.11 Information to be Submitted to the Plan Administrator

To enable the Plan Administrator to perform its duties, the Participating Companies shall supply full and timely information to the Plan Administrator on all matters relating to Employees and Participants as the Plan Administrator may require, and shall maintain such other records as the Plan Administrator may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. In addition, the Plan Administrator shall make arrangements to obtain from other Affiliated Companies such records and other information with respect to each Employee as are necessary for the Plan Administrator to determine benefits hereunder.

10.12 Vacancies

In the event of a vacancy on the Committee or in the Plan Administrator role, the remaining fiduciaries shall continue to act and may complete duties otherwise allocated to the vacant position, during such vacancy.

10.13 Claims Procedure

The Plan Administrator shall adopt a claims procedure and include it in the Plan’s summary plan description. The Plan Administrator may delegate claims procedure duties to the Committee or designate the Committee for administering portions of the claims procedure.

10.14 Service of Process

The Plan Administrator may from time to time designate an agent of the Plan for the service of legal process. The Plan Administrator shall cause the agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.

10.15 Correction of Participants’ Accounts

If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Plan Administrator shall make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is covered. Further, a Participating Company may, in its discretion, make a special contribution to the Plan which shall be allocated by the Plan Administrator only to the Accounts of one or more Participants to correct such error or omission.

10.16 Payment to Minors or Persons Under Legal Disability

If any benefit becomes payable to a minor or to a person under legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person in such other manner as the Plan Administrator determines is necessary to ensure that the payment will legally discharge the Plan’s obligation to such person.

10.17 Electronic Media

(a) Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may require or permit a Participant, Beneficiary or Alternate Payee to make elections and/or consents and to designate Beneficiaries under this Plan by means of such electronic media as the Plan Administrator may prescribe.

(b) Unless otherwise permitted under ERISA and the Code or regulations promulgated thereunder, the provisions of this Section shall not affect the requirement that a consent by a Spouse or Domestic Partner be in writing in accordance with Section 7.1(b).

(c) A consent to distribution, request for a withdrawal, or other form of election by a Participant, Beneficiary or Alternate Payee permitted by electronic media under this Plan or by the Plan Administrator, together with the cashing of any check subsequently issued by this Plan (whether or not endorsed), shall constitute written consent for purposes of this Plan including, without limitation, the Code (including, without limitation, Section 411(a)(11)), and ERISA (including, without limitation, Section 203(e)).

(d) Reasonable efforts will be used to process electronic media consents and elections made under this Plan. Notwithstanding the preceding sentence or anything else in this Plan to the contrary, the Participating Companies, the Plan Administrator, the Committee and the Trustee do not guarantee that any consent or election will be so processed. The Plan Administrator may adopt new or alternative rules for electronic media consents and elections as it deems appropriate in its sole and complete discretion (including, without limitation, eliminating any electronic media system and re-implementing a requirement of written forms, establishing the effective date and the notice date for any type of consent or election and limiting the number of any particular elections that may be made by a Participant of Beneficiary during any specified period). In order to be effective, each consent and/or election must be made in accordance with such other rules as the Plan Administrator may prescribe.

10.18 Uniform Application of Rules and Policies

The Plan Administrator and Committee in exercising their discretion granted under any provisions of the Plan or the Trust Agreement shall do so in accordance with rules and policies they have established, which shall be uniformly applicable to all Participants.

ARTICLE XI

INVESTMENT OF PLAN ASSETS

11.1 Trust Fund Investments

The investment and reinvestment of Plan assets held in the Trust Fund shall be governed by the terms of the Trust Agreement executed in connection with the Plan.

11.2 Loans to Participants

Upon application to the Plan Administrator in accordance with a procedure determined by the Plan Administrator, any Participant that is actively employed by a Participating Company may request a loan from his or her Accounts, the terms and conditions of which shall be determined pursuant to the provisions of this Section and the Plan loan policy, as determined by the Plan Administrator. If the Plan Administrator approves such application, the loan shall be made from the Participant’s Accounts in accordance with the order of priority established by the Plan Administrator, and shall be withdrawn from each investment fund in which an Account is invested in proportion to the current balance of the investment funds within such Account, unless otherwise determined by the Plan Administrator.

(a) Amount

The Plan Administrator shall not approve an application for a loan in an amount that, when added to the unpaid balance of all outstanding loans to the Participant from the Plan or any other Qualified Plan maintained by the Company or any Affiliated Company, exceeds the lesser of:

(i) $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of 12 months ending on the day before the new loan is made; or

(ii) One-half of the Participant’s vested interest in his or her Accounts.

(b) Security

Each loan shall be adequately secured.

(c) Interest Rate

The loan interest rate shall be reasonable, comparable to the rates charged on similar commercial loans by persons in the business of lending money for loans made under similar circumstances.

(d) Repayment

Each loan shall provide for substantially level amortization (with payments not less frequently than quarterly) over a period not to exceed five years. No penalty shall be imposed for prepayment of the loan.

The Plan Administrator shall determine the frequency of the repayment schedule and the manner of repayment for each loan in accordance with this subparagraph (d) and in accordance with the loan procedures adopted by the Plan Administrator pursuant to subparagraph (f), as such loan procedures are amended by the Plan Administrator from time to time in its discretion.

In the event of a change in the frequency of the repayment schedule for an existing loan due to a change in the administration or operation of the Plan, the repayment schedule for such existing loan may, as determined by the Plan Administrator, be reamortized to reflect the change in repayment frequency over the remaining term of the loan. Any such reamortization may change the payment amount and frequency, provided, however, that the loan interest rate and loan term shall remain the same.

In the event a loan has not been fully repaid upon a Participant’s Severance, the remaining payments for such loan may, as determined by the Plan Administrator, be made by the Participant via electronic funds transfer (“EFT”), Automated Clearing House (“ACH”), or such other methods as determined by the Plan Administrator.

(e) Default on Loan

A loan shall be in default if a scheduled payment is delinquent. If the default is not cured within a cure period set by the Plan Administrator, the Participant’s Account shall be reduced by the unpaid balance of the loan at such time as the Participant is entitled to a distribution pursuant to Section 8.1 (other than a hardship withdrawal) or Section 8.2.

(f) Rules

The Plan Administrator shall adopt and follow loan procedures which shall be uniformly applicable to all Participants to administer this Section. Such procedures shall include provisions necessary to assure that loans are made available to all Participants on a reasonably equivalent basis and that loans are not made available to a Participant who is a member of the Plan Administrator, a highly compensated Employee, or an officer or shareholder of a Participating Company in an amount greater (as a percentage of the value of his or her vested interest in his or her Accounts) than the amount available to other Participants. The Plan Administrator may adopt loan procedures which provide for more restrictive terms and conditions for Participant loans than provided in this Article XI.

ARTICLE XII

TERMINATION, PARTIAL TERMINATION AND

COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

12.1 Continuance of Plan

The Participating Companies expect to continue this Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, through adoption of a resolution in accordance with the Company’s bylaws to terminate the Plan or to reduce, suspend or completely discontinue contributions thereto at any time. Any failure by the Company to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan. In addition, subject to Section 12.4, any Participating Company at any time may discontinue its participation in the Plan with respect to its Employees.

12.2 Complete Vesting

If the Plan is terminated, or if there is a complete discontinuance of contributions under the Plan by the Participating Companies, the amounts allocated or to be allocated to the Matching Contribution Accounts of all affected Participants shall become 100% vested and nonforfeitable without regard to their Years of Service.

In the event of a partial termination of the Plan, the amounts allocable to the Matching Contribution Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination shall become 100% vested and nonforfeitable without regard to their Years of Service.

12.3 Disposition of the Trust Fund

If the Plan is terminated, or if there is complete discontinuance of contributions to the Plan, the Plan Administrator shall instruct the Trustee either: (a) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (b) to liquidate the assets remaining in the Trust Fund. If the Trust Fund is liquidated, the Plan Administrator shall make, after deducting estimated expenses for liquidation and distribution, the allocations required under the Plan as though the date of completion of liquidation were a Valuation Date.

The Trustee shall distribute to each Participant the amount credited to his or her Account as of the date of completion of the liquidation.

12.4 Withdrawal by Participating Company

A Participating Company may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the officer with the highest level of responsibility for the People team (currently the “Chief People Officer”). If any Participating Company withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the Board of Directors of such Participating Company adopting such action, certified by the Chief People Officer reflecting approval by the Chief People Officer, shall be delivered to the Plan Administrator as soon as it is administratively feasible to do so, and the Plan Administrator shall communicate such action to the Trustee and to the Employees of the Participating Company.

ARTICLE XIII

AMENDMENT OR TERMINATION OF THE PLAN

13.1 Right of Company to Amend Plan

The Company reserves the right to amend the Plan in the manner set forth in Section 13.2 at any time and from time to time to the extent it may deem advisable or appropriate, provided, however, that:

(a) No amendment shall increase the duties or liabilities of the Trustee without its written consent;

(b) No amendment shall contravene the provisions of Section 14.1;

(c) No amendment shall have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his or her Accounts nor shall the vesting provisions of the Plan be amended unless each Participant with at least three (3) Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of: the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and

(d) No amendment shall be effective to the extent that it has the effect of decreasing a Participant’s Account balances.

13.2 Amendment Procedure

Any amendment to the Plan shall be made by adoption of same pursuant to resolutions of the Board adopted in accordance with the Company’s bylaws. A certified copy of the resolutions adopting any amendment and a copy of the adopted amendment as executed by the individual authorized by the resolutions on behalf of the Company shall be delivered to the Plan Administrator and to the Trustee. Upon such action by the Board, the Plan shall be deemed amended as of the date specified as the effective date by such Board action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such Board action.

The Board may delegate to an officer of the Company by written resolution the power to amend the Plan by such officer’s execution of a written amendment, and the power to further delegate such power to amend the Plan to another officer of the Company, with the same limitations. The Board and/or its delegates have delegated the authority to remove and appoint the Trustee, and to amend the Plan to the following officers of the Company by such officer’s execution of a written amendment: (i) the Chief Executive Officer; (ii) the Chief Financial Officer; and (iii) the Chief Administrative Officer; provided that no such removal, appointment or amendment may (A) materially increase the Company’s cost (or the cost of any direct or indirect subsidiary); or (B) materially reduce the benefits of the Plan’s participants.

13.3 Effect on Other Participating Companies

Unless an amendment expressly provides otherwise, all Participating Companies shall be bound by any amendment adopted pursuant to this Article XIII.

13.4 Company Not Liable for Benefits

No member of the Affiliated Group shall be liable for the payments of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Trust except as otherwise required by ERISA.

ARTICLE XIV

MISCELLANEOUS

14.1 Reversion Prohibited

(a) General Rule

Except as provided in subsections (b) and (c), it shall be impossible for any part of the Trust Fund either: (1) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (2) to revert to the Company or any Affiliated Company.

(b) Disallowed Contributions

Each contribution of the Participating Companies under the Plan is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code. If all or part of a Participating Company’s contribution is disallowed as a deduction under the Code, and the contribution of the disallowed amount was due to a good faith mistake in determining the deductibility of the contribution, then such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned to the Participating Company with respect to which the deduction was disallowed within one year after the disallowance upon the adoption of appropriate resolutions by the Board of Directors of the Participating Company.

(c) Mistaken Contributions

If a contribution is made by a Participating Company by reason of a mistake of fact which was made in good faith, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned to such Participating Company within one year after the mistaken contribution was made upon the adoption of appropriate resolutions by the Board of Directors of the Participating Company.

14.2 Bonding, Insurance and Indemnity

(a) Bonding

To the extent required under the ERISA or any other applicable federal or state law of similar import, the Participating Companies shall obtain, pay for and keep current a bond or bonds with respect to the Plan Administrator, each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

(b) Insurance

The Participating Companies, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the Plan Administrator, the members of the Board of Directors of each Participating Company and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

(c) Indemnity

To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Board of Directors and each member thereof, the Plan Administrator, the Committee and each member thereof, and any Employee to whom any duties respecting the Plan are delegated, against any and all expenses, liabilities, and claims, including legal fees to defend against such liabilities and claims (as and when such expenses, liabilities, claims and fees are incurred), arising out of their discharge in good faith of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

14.3 Merger, Consolidation or Transfer of Assets

There shall be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit, they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

Effective August 3, 2006, the Polacheck Property Management Corp. 401 (k) Plan merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective April 1, 2007, the Trammell Crow Company Retirement Savings Plan merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective December 31, 2007, the CB Richard Ellis Hawaii, Inc. 401(k) Retirement Savings Plan (001) merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective July 15, 2008, the CB Richard Ellis 401(k) and Profit Sharing Plan merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective December 31, 2012, the CBRE Clarion Securities, LLC 401(k) Profit Sharing Plan merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. As soon as practicable after March 31, 2024, certain assets from the Local 18 International Union of Operation Engineers 401(k) Plan were transferred into the Plan. Effective August 8, 2025 the Direct Line 401(k) Plan merged into the Plan, with the plan assets transferred as soon as administratively practicable thereafter. For the avoidance of doubt, all unvested Direct Line 401(k) Plan contributions were vested immediately prior to merger into the Plan.

The provisions of the Plan shall apply retroactively to the Polacheck Property Management Corp. 401(k) Plan, the Trammell Crow Company Retirement Savings Plan, the CB Richard Ellis Hawaii, Inc. 401(k) Retirement Savings Plan (001), the CB Richard Ellis 401(k) and Profit Sharing Plan, the CBRE Clarion Securities, LLC 401(k) Profit Sharing Plan, the Local 18 International Union of Operation Engineers 401(k) Plan, and the Direct Line 401(k) Plan to the extent necessary for tax qualification.

14.4 Spendthrift Clause

The rights of any Participant or Beneficiary to and in any benefits under the Plan shall not be subject to assignment or alienation, and no Participant or Beneficiary shall have the power to assign, transfer or dispose of such rights, nor shall any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Notwithstanding the foregoing,

(a) All or a portion of a Participant’s vested interest in his or her Accounts may be payable to an Alternate Payee pursuant to the terms of a QDRO, and

(b) A portion of a Participant’s vested interest in his or her Accounts may be pledged as security for repayment of a loan pursuant to Section 11.2(b).

14.5 Rights of Participants

Participation in the Plan shall not give any Participant the right to be retained in the employ of the Company or any Affiliated Company or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

14.6 Gender, Tense and Headings

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

14.7 Governing Law

The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas.

14.8 Qualified Military Service

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to military service will be provided in accordance with Sections 72(t)(2)(G)(iii), 401(a)(37) and 414(u) of the Code. Thus,

(a) to the extent required by Section 401(a)(37) of the Code, if a Participant dies while performing qualified military service, the survivors of the Participant shall be entitled to any additional benefits provided under the Plan had the Participant resumed and then terminated employment on account of death (such as additional vesting),

(b) Participants may make the additional salary deferrals permitted by Code §414(u)(2) after reemployment,

(c) the break in service limitations of Section 414(u)(8) of the Code shall apply,

(d) the provisions of Section 414(u)(9) of the Code (relating to benefit accrual of a Participant who dies while performing qualified military service) shall not apply,

(e) to the extent required by Section 414(u)(12) of the Code, an individual receiving a differential wage payment from a Participating Company shall be treated as an Employee of the Participating Company making the payment, and the differential wage payment shall be treated as Compensation,

(f) to the extent permitted by Section 414(u)(12) of the Code, and solely for purposes of eligibility to take a distribution of Pre-Tax Deferrals (including any corresponding Roth Conversion amounts) and Roth Deferrals, a Participant shall be treated as having been severed from employment during any period the individual is performing services described in Section 3401(h)(2) of the Code, and, if the individual elects to receive a distribution by reason of this sentence, the individual may not make an elective deferral during the 6-month period beginning on the date of the distribution, and

(g) in accordance with Section 72(t)(2)(G)(iii) of the Code, a Participant who was ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) may request a withdrawal of all or any portion of Pre-Tax Deferrals (including any Roth Conversion amounts) and Roth Deferrals during the period beginning on the date of such order or call and ending at the close of the active duty period. A Participant who qualifies for a distribution under subsection (f) and this subsection (g) will be deemed to have requested distribution under this subsection (g) unless otherwise requested by the Participant.

In addition, Participant loan repayments shall be suspended under the Plan as permitted by Section 414(u)(4) of the Code.

14.9 Special Rules for former Participants in the CBRE Clarion Securities, LLC 401(k) Profit Sharing Plan

The following special rules apply to former Participants in the CBRE Clarion Securities, LLC 401(k) Profit Sharing Plan (the “CCS Plan”):

(a) The definition of “Account” in Article I shall include a Profit Sharing Account.

(b) Contributions may be made to the Plan by CBRE Clarion Securities, LLC, with respect to the 2012 year of the CCS Plan, to the extent provided by the CCS Plan.

(c) The interest in the Matching Contribution Account of a Participant who had a matching contributions account in the CCS Plan that was transferred to the Plan in connection with the December 31, 2012 merger of the CCS Plan into the Plan or had a matching contribution made to the Plan on account of participation in the CCS Plan shall be 100% vested and nonforfeitable without regard to Years of Service.

(d) The interest of a Participant in the Participant’s Profit Sharing Account shall vest in accordance with the following schedule:

Years of Service	Percent Vested and Nonforfeitable
2 but less than 3	20
3 but less than 4	40
4 but less than 5	60
5 but less than 6	80
6 or more	100%

(e) The interest of a Participant in the Participant’s Profit Sharing Account will be 100% vested and nonforfeitable without regard to Years of Service upon (i) attainment of age 65 while an Employee, (ii) death while an Employee, or (iii) incurring a Disability while an Employee.

(f) A Participant’s nonvested interest in his or her Profit Sharing Account will be forfeited and restored in the manner set forth in Section 6.2 with respect to Matching Contribution Accounts.

(g) Forfeitures of Profit Sharing Accounts shall be treated the same way as specified in Section 6.4 with respect to Matching Contribution Accounts.

14.10 Profit Sharing Contributions for Nonhighly Compensated Employees of CBRE Clarion Securities, LLC

(a) CBRE Clarion Securities, LLC may make a discretionary profit sharing contribution in an amount determined by CBRE Clarion Securities, LLC, with respect to any Plan Year after the 2012 Plan Year.

(b) The contribution shall be allocated to the Profit Sharing Accounts of Participants who are Nonhighly Compensated Employees of CBRE Clarion Securities, LLC with respect to the Plan Year, who were employed by CBRE Clarion Securities, LLC at the end of the Plan Year, and who had completed a Year of Service as of January 1 or July 1 of the current Plan Year. For this purpose, a Year of Service means a computation period of twelve consecutive months during which the Nonhighly Compensated Employee completed at least 1,000 Hours of Service. Computation periods begin with the date on which the Nonhighly Compensated Employee first performed an Hour of Service and each anniversary of such date.

(c) The allocation shall be in the same ratio as the Compensation of each such Participant bears to the total of such Compensation of all Participants.

(d) If a Participant has not completed a Year of Service as of January 1 of the Plan Year but has completed a Year of Service as of July 1 of the current Plan Year, the Compensation of that Participant taken into account for purposes of the allocation of the profit sharing contribution shall be limited to Compensation allocable to the period after June 30 of the current Plan Year.

14.11 Special Rules for former employees of the Global WorkPlace Solutions business of Johnson Controls, Inc.

(a) This Section provides special rules, effective from September 1, 2015 through August 31, 2016, for Eligible Employees who transferred to a Participating Company from the Global WorkPlace Solutions business of Johnson Controls, Inc., effective September 1, 2015, or were on leave of absence from such Global WorkPlace Solutions business on September 1, 2015 and transferred to a Participating Company on or before February 29, 2016, immediately upon conclusion of such leave of absence. Such Eligible Employees are referred to as “GWS Participants” and are entitled to additional Matching Contributions described in subsection (b), additional Matching Contributions described in subsection (c), and Retirement Income

Contributions described in subsection (d), to the extent described in such subsections. For GWS Participants, the definition of Matching Contributions in Article I includes the additional Matching Contributions described in subsections (b) and (c) and the definition of “Account” in Article I includes a Retirement Income Contribution Account to which Retirement Income Contributions are allocated. This Section is intended to provide GWS Participants with approximately the same benefits as they would have enjoyed under the retirement plans of Johnson Controls, Inc. as such plans existed on August 31, 2015, if they had not transferred to a Participating Company. This Section should be interpreted accordingly.

(b) The GWS Participants who are entitled to the additional Matching Contributions described in this subsection are those who were on August 31, 2015 eligible to participate in the Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees (except for those classified under such Plan as employed in a job that entails non-technical and routine work activities which can include cleaning, general groundskeeping, facilities maintenance, mailroom and warehouse tasks) (referred to as “Tier III” employees or “Original Ameritec (Hoffman Estates)” employees). In the first instance, such GWS Participants shall receive the Matching Contributions described in Section 4.2, which are determined on a payroll period basis, followed by a true-up. After December 31, 2015, and again after December 31, 2016, the Participating Company that employs such a GWS Participant shall make an additional Matching Contribution so that the total Matching Contributions for 2015 and for the first eight months of 2016 shall equal the amounts indicated in the following chart.

GWS Participant Contributes this Percentage of Compensation	Participating Company Contributes this Percentage of Compensation
1%	1.0%
2%	2.0%
3%	2.5%
4%	3.0%
5%	3.5%
6% or more	4.0%

(c) The GWS Participants who are entitled to the additional Matching Contributions described in this subsection are those who were on August 31, 2015 eligible to participate in the Johnson Controls Savings and Investment (401k) Plan or the Johnson Controls de Puerto Rico, Inc. Savings and Investment (1165(e)) Plan. In the first instance, such GWS Participants shall receive the Matching Contributions described in Section 4.2, which are determined on a payroll period basis, followed by a true-up. After December 31, 2015, and again after December 31, 2016, the Participating Company that employs such a GWS Participant shall make an additional Matching Contribution so that the total Matching Contributions for 2015 shall equal 75% of 2015 Deferrals that are not in excess of 6% of 2015 Compensation and shall make an additional Matching Contribution so that the total Matching Contributions for the first eight months of 2016 shall equal 75% of Deferrals for such eight months that are not in excess of 6% of Compensation for such eight months, in each case unless such GWS Participant withdraws the Deferrals before the end of the Plan Year or incurs a Severance before the last day of the Plan Year other than (i) on or after attainment of age 65, (ii) on or after attainment of age 55 with ten or more Years of Service, (iii) by reason of a Disability, (iv) by reason of death, or (v) on account of the elimination of such GWS Participant’s job in connection with a sale or permanent closing of a plant, facility, unit or similar operation; reductions due to curtailment of business; reorganization or outsourcing if job not offered by successor employer; or any other similar event (as determined by the Plan Administrator in accordance with uniform and nondiscriminatory standards).

(d) The GWS Participants who are entitled to the Retirement Income Contributions described in this subsection are those who were on August 31, 2015 eligible to participate in the Johnson Controls Savings and Investment (401k) Plan or entitled to receive Retirement Income Contributions (excluding hourly GWS Participants) under the Johnson Controls de Puerto Rico, Inc. Savings and Investment (1165(e)) Plan. The Participating Company that employs such a GWS Participant shall make Retirement Income Contributions for such a GWS Participant as follows:

(i) For each Plan Year, each such GWS Participant shall be assigned a number of points equal to the sum of such GWS Participant’s attained age (with no decimals) plus the number of whole years of Vesting Service credited to the GWS Participant as of the end of the Plan Year. Vesting Service means the period of the GWS Participant’s service with participating employers and their affiliates taken into account under the Johnson Controls Savings and Investment (401k) Plan or the Johnson Controls de Puerto Rico, Inc. Savings and Investment (1165(e)) Plan plus the period of service with the Company or an Affiliate Company, determined on an elapsed time basis.

(ii) The Retirement Income Contribution is equal to a percentage of the Compensation of each such GWS Participant as determined under the following table:

Retirement Points	Retirement Income Contribution
Less than 35	1%
35 to 44	2%
45 to 54	3%
55 to 64	4%
65 to 74	5%
75 to 84	6%
85 or more	7%

(iii) The Retirement Income Contribution for the 2015 Plan Year shall be made in cash after December 31, 2015 and before March 15, 2016.

(iv) The Retirement Income Contribution for the first eight months of the 2016 Plan Year shall be made in cash after December 31, 2016 and before March 15, 2017.

(e) The subaccounts established by the Plan Administrator pursuant to Section 5.1 to reflect the additional Matching Contributions described in subsections (b) and (c) and the Retirement Income Contributions described in subsection (d) shall be subject to Article VI (Vesting). For this purpose, the number of Years of Service for a GWS Participant shall be determined including Hours of Service for participating employers and their affiliates taken into account under the Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees, the Johnson Controls Savings and Investment (401k) Plan, or the Johnson Controls de Puerto Rico, Inc. Savings and Investment (1165(e)) Plan, in accordance with the definition of an Hour of Service in Article I.

(f) If any of the component plans for those GWS Participants entitled to additional Matching Contributions under subsections (b) or (c) or a Retirement Income Contribution under subsection (d) fails to meet the nondiscrimination test provided by Section 401(a)(4) of the Code and Reg. §1.401(a)(4)-9(c) with respect to a Plan Year, the additional Matching Contributions and the Retirement Income Contribution for the most highly compensated Highly Compensated Employees (determined without regard to Section 401(a)(17) of the Code) in the failing component plan shall be eliminated for the Plan Year until the component plan meets the nondiscrimination test.

14.12 Disaster Relief Policy

The Plan may, pursuant to a written policy established by the Company, grant temporary disaster relief to affected Participants pursuant to any applicable statute enacted by the government of the United States or pursuant to any applicable guidance promulgated by an authorized department or agency of the government of the United States.

14.13 Special Rules for former Participants in the Local 18 International Union of Operation Engineers 401(k) Plan

The following special rules apply to former Participants in the Local 18 International Union of Operation Engineers 401(k) Plan (the “Legacy Local 18 Plan”):

(a) The definition of “Account” in Article I shall include a Legacy Local 18 Plan Account.

(b) Except as described in this Section 14.13, the Legacy Local 18 Plan Account shall be treated in the same manner as Pre-Tax Deferrals in a Participant’s Deferral Account.

(c) For Participants with Legacy Local 18 Plan Account contributions, any service credited under the Legacy Local 18 Plan shall be credited under this Plan as a Period of Service.

(d) All amounts in a Participant’s Legacy Local 18 Plan Account shall be fully vested at all times.

(e) Legacy Local 18 Plan Account assets shall be available for Qualified Reservist Distributions as described in Code section 72(t)(2)(G)(iii). For this purpose, a Qualified Reservist Distribution is available to a Participant who is a member of a reserve component, has been ordered or called to active duty for a period of more than 179 days or for an indefinite period, and requests such distribution during such active duty period.

(f) For the avoidance of doubt, Participants with Legacy Local 18 Plan Accounts shall not be eligible to make additional contributions to the Plan unless they otherwise become Eligible Employees.

ARTICLE XV

CBRE GROUP, INC. STOCK FUND

15.1 The CBRE Stock Fund

This Article XV describes the operation of the CBRE Stock Fund. The CBRE Stock Fund will consist of shares of CBRE Stock and a small cash reserve, normally not more than 3% of the value of the CBRE Stock Fund. The Trustee will purchase shares of CBRE Stock required for the Plan, or cause such shares to be purchased, in the open market or by private purchase, including purchase from CBRE Group, Inc., the Company, or an Affiliated Company. Any such purchase from CBRE Group, Inc., the Company or an Affiliated Company will be at the value of CBRE Stock on the date of purchase or any more favorable price that may be made available to the Trustee from time to time. Stock dividends and other distributions received in cash with respect to CBRE Stock held in the CBRE Stock Fund will be reinvested in the CBRE Stock Fund. Dividends and other distributions received in the form of CBRE Stock with respect to shares held in the CBRE Stock Fund will be held in the CBRE Stock Fund.

15.2 Allocations to Participants’ Accounts

A Participant can direct in accordance with the procedures set forth Section 5.7 that up to 25 percent of the contributions allocated to the Participant’s Account be invested initially in the CBRE Stock Fund. A Participant can also direct in accordance with the procedures set forth Section 5.7 that assets allocated to the Participant’s Account that are invested in other investment funds be reinvested in the CBRE Stock Fund; provided however that any direction to reinvest assets in the CBRE Stock Fund will not be effective if it would result in the percentage of the assets allocated to the CBRE Stock Fund exceeding 25 percent of the assets allocated to the Participant’s Accounts. There shall be no limitation on the Participant’s ability to direct the reinvestment of any amounts in his or her Accounts invested in the CBRE Stock Fund in other investment funds offered under the Plan.

The provisions of ERISA Section 404(c)(1)(B) will apply to a Participant’s election to acquire or dispose of interests in the CBRE Stock Fund. The Plan Administrator shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of CBRE Stock, and the exercise of voting, tender and similar rights with respect to CBRE Stock by a Participant or his or her Beneficiary. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

Notwithstanding any other provision of the Plan, in no event shall any Participant’s Account have more than 25 percent of the assets allocated to such Participant’s Account invested in the CBRE Stock Fund as of the last business day of any Plan Year. If on the last business day of any Plan Year, a Participant has more than 25 percent of the assets allocated to such Participant’s Account invested in the CBRE Stock Fund, the Trustee will redirect the investment of that portion of the Participant’s Account in excess of such 25 percent limitation from the CBRE Stock Fund to the Plan’s default fund, as designated by the Plan Administrator, in its sole discretion.

15.3 Plan Distributions

If a Participant who is entitled to receive a distribution, withdrawal or loan from the Plan has a portion of this Account balance invested in the CBRE Stock Fund, the Trustee will liquidate the Participant’s interest in the CBRE Stock Fund and distribute or loan such amount in cash. A Participant cannot elect to receive a distribution or loan of CBRE Stock rather than cash. Any such distribution or loan shall be deemed to be made pro rata from the investment funds in the Participant’s Account from which the distribution or loan is made, including the CBRE Stock Fund, on the basis of the value of such investments as of the date of such distribution or loan.

15.4 Voting Rights and Tender Offers

Within a reasonable time before each annual or special meeting of shareholders of CBRE Stock, there shall be sent to each Participant who has an investment in the CBRE Stock Fund a copy of the proxy solicitation material for the meeting, together with a form requesting instructions for the Trustee on how to vote CBRE Stock represented by units credited to such Participant’s Accounts. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. The Trustee shall maintain the instructions of each Participant in confidence. The Trustee shall vote CBRE Stock for which it does not receive voting instructions, including any unallocated CBRE Stock, in the same proportion as the Trustee votes CBRE Stock for which it does receive timely instructions; provided, however, that the Trustee shall in all events exercise voting obligations consistent with the Trustee’s fiduciary duties under ERISA.

Each Participant shall be given the opportunity, to the extent that any portion of his or her Accounts are invested in the CBRE Stock Fund, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to CBRE Stock represented by units credited to such Participant’s Accounts. The Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to the Company or any Affiliated Company the instructions of any Participant. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant information as will be distributed to shareholders of such CBRE Group, Inc. in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not CBRE Stock will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any CBRE Stock represented by units credited to such Participant’s Accounts with respect to which such Participant has the right of direction.

15.5 Actions of the Investment Manager

The Investment Manager shall monitor the performance and prospects for future performance of CBRE Stock and, if required by ERISA, may exercise one or more of rights and powers set forth in Section 10.9(a) with respect to the CBRE Stock Fund.

ARTICLE XVI

SPECIAL RULES REQUIRED FOR TAX QUALIFICATION

UNDER THE PUERTO RICO INTERNAL REVENUE CODE OF 2011

Notwithstanding anything in the Plan to the contrary, the provisions of this Article XVI will apply solely with respect to Eligible Employees who are bona fide residents of Puerto Rico, or who perform labor or services primarily within Puerto Rico, regardless of residence for other purposes (“PR Employees”). The Plan, as applied to the PR Employees, is intended to be a qualified plan under Sections 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”), and is to be interpreted and administered in a manner consistent with those intents. Reference to any section of the PR Code includes any regulations or determinations issued or to be issued under the PR Code. In addition, any reference to the PR Code includes reference to any comparable or succeeding provision or regulations under the PR Code that amends, supplements, or replaces the PR Code. This Article sets forth the requirements that must be met, in addition to those provided in the Plan, in order to meet the requirements for qualification under Sections 1081.01(a) and (d) of the PR Code with respect to the PR Employees. To the extent not in conflict with applicable U.S. laws, the Plan will also be governed and construed in accordance with the PR Code with respect to PR Employees. The Company reserves the right to amend the Plan to ensure its continued qualification under Sections 1081.01(a) and (d) of the PR Code.

16.1 Additional Definitions

Capitalized terms that are used in this Article that are not otherwise defined herein or defined below shall have the same meaning as used in the main body of the Plan:

“PR Affiliated Company” means for purposes of complying with the requirements under Sections 1081.01(a) and 1081.01(d) of the PR Code, that group of corporations and entities comprising the following: any corporation, partnership or other person (other than the Company) that are members of a controlled group of corporations (as defined in Section 1010.04 of the PR Code), a group of related entities (as defined in Section 1010.05 of the PR Code), an affiliated services group (as defined in Section 1081.01(a)(14)(B) of the PR Code), or are under common control (as such term may be defined by regulations to be issued by the Puerto Rico Secretary of the Treasury), that have employees that are bona fide residents of Puerto Rico.

“Compensation” shall have the same meaning as set forth in Article I of the Plan but shall include wages within the meaning of PR Code Section 1062.01 for purposes of Puerto Rico income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation shall also include the amount of a PR Employees’ elective deferrals that are: (i) made pursuant to a salary reduction agreement; and (ii) not includible in the gross income of such employee under Section 1081.01(d) of the PR Code.

The maximum amount of Compensation that shall be taken into account for purposes of computing a PR Employee’s contributions under the Plan, as well as discrimination testing and the limitations to benefits and contributions under Section 1081.01(a) and (d) of the PR Code shall not exceed the amount established under Section 401(a)(17) of the Code as imposed under Section 1081.01(a)(12) of the PR Code or by the Puerto Rico Treasury Department through regulations or administrative determinations. To the extent permitted under the regulations to be issued under the PR Code, such limitation shall be administered in the same manner as the limitation established under Section 401(a)(17) of the Code.

“PR Highly Compensated Employee” means a PR Employee who:

(a) Is a more than 5% owner of the voting stock or the total value of all the classes of stock of the Company or PR Affiliated Company; or

(b) For the immediately preceding Plan Year, received Compensation in excess of such amount in effect under Section 1081.01(d)(3)(E)(iii) of the PR Code; or

(c) as otherwise defined or permitted under Section 1081.01(d)(3)(E) of the PR Code or any successor thereof.

The determination of who is a PR Highly Compensated Employee shall be made in accordance with Section 1081.01(d)(3)(E)(iii) of the PR Code, regulations and any administrative determination or interpretation issued thereunder by the Puerto Rico Treasury Department.

16.2 Rollover and Transfer Contributions to the Plan

Subject to the rules and conditions established by the Plan Administrator in its discretion under Section 3.1, Rollover Contributions and transfers of contributions provided under Section 3.1 of the Plan applies to PR Employees but with respect to distributions from qualified plans both in the United States and in Puerto Rico and that would be taxable under the laws of Puerto Rico and the United States if not contributed to the Plan as a rollover contribution or direct transfer.

16.3 PR Employee’s Deferrals

In accordance with Section 4.01 of the Plan, a PR Employee may elect to make Deferrals subject to the rules and conditions established therein, provided, however, that a PR Employee may not contribute in Deferrals more than the limit established under Section 1081.01(d)(7)(A)(iii) of the PR Code for dual qualified plans ($19,500 for taxable year 2021, $20,000 for taxable year 2022), or such other amount established from time to time under the PR Code or any subsequent legislation or guidance. The above limit shall be applied by aggregating all plans maintained by the Company or an Affiliated Company that provide for pre-tax contributions under the PR Code. Any amount contributed over the applicable PR Code maximum limit will be deemed distributed and taxable to the PR Employee for Puerto Rico income tax purposes in accordance with the rules of Section 4.4.

Notwithstanding any provision of the Plan to the contrary, the amount of the pre-tax contributions made by a PR Employee, in conjunction with contributions made to an individual retirement account under Section 1081.02 of the PR Code, cannot exceed the limitation amount under PR Code Section 1081.01(d)(7)(A)(i) plus the limit amount for contributions to an individual retirement account made by a PR Employee under PR Code Section 1081.02, excluding any contribution to an individual retirement account attributable to the PR Employee’s spouse, in accordance with PR Code Section 1081.01(d)(7)(A)(iii).

PR Employees may not make Roth Deferrals.

16.4 Limit on Catch-up Contributions

PR Employees who have attained or will attain age 50 by the end of a Plan Year may make catch-up contributions in accordance with Section 4.1 of the Plan. Notwithstanding the foregoing, however, a PR Employee’s catch-up contributions are limited to the maximum limits allowed under Section 1081.01(d)(7)(C) of the PR Code ($1,500 for 2021 and 2022, and as adjusted from time to time under the PR Code or any subsequent legislation or guidance) for any Plan Year. Catch-up contributions are not considered for purposes of the maximum PR Employee’s Deferrals under Section 16.4 and the imposition of required limitations under the PR Code.

16.5 Time of Payment

Section 4.3 provides that a Participating Company’s contribution of a Participant’s Deferrals and catch-up contributions shall be made to the Trustee as soon as administratively possible after they are withheld from the Participant’s Compensation. In the case of a PR Employee, the contribution to the Plan by a Participating Company shall be paid to the Trustee not later that the due date for filing the Participating Company’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

16.6 ADP Testing

Section 4.5 sets forth the actual deferral percentage test for purposes of the Code. For each Plan Year the Plan with respect to PR Employees shall also satisfy the ADP Test of PR Code Section 1081.01(d)(3), and the regulations thereunder. Accordingly, in no event shall the Actual Deferral Percentage (“ADP”, as defined below) of the PR Highly Compensated Employee for any Plan Year exceed the greater of:

(a) The ADP of all other PR Employees for such Plan Year multiplied by 1.25; or

(b) The ADP of all other PR Employees for such Plan Year multiplied by 2.0; provided that the ADP of the PR Highly Compensated Employees does not exceed that of all other PR Employees by more than 2 percentage points.

The “Actual Deferral Percentage” of a group of PR Employees for a Plan Year means the average of the ratios (determined separately for each PR Employee in such group) of such group, where the ratio for a PR Employee means the ratio of: (i) the amount of employer contributions actually paid on behalf of each PR Employee for such Plan Year; to (ii) the PR Employee’s Compensation for such Plan Year.

If the Plan Administrator determines that the contributions on behalf of any PR Employer or group of PR employees might result in discrimination in contributions in favor of PR Highly Compensated Employees or might cause the Plan to violate the requirements of Section 401(k) of Code or Section 1081.01(d) of the PR Code, the Plan administrator shall, regardless of elections filed under the Plan, have the right to cause such adjustments to be made in current or future Deferrals on behalf of such PR Employee or PR Employees as will, in the Plan Administrator’s opinion, avoid such discrimination and satisfy the requirements of Section 401(k) of the Code, and Section 1081.01(d) of the PR Code, including without limitation the right to reduce or suspend the amount of future Deferrals previously authorized by, or made on behalf of, a PR Employee. In addition, the Participating Company may elect to make Qualified Nonelective Contributions (QNECs) that comply with the PR Code or the Code, as the case may be, and regulations thereunder for purposes of complying with the actual deferral percentage test or implement some other correction as may be permitted by the PR Code or Code, as the case may be.

In the event that the Plan does not comply with the nondiscrimination requirements of Section 401(k) of the Code and Section 1081.01(d) the PR Code after the reduction (if any) described above (and in Section 4.5) for any Plan Year, or the corrections described above, the Deferrals Contributions which would be considered Excess Contributions within the meaning of Section 401(k)(8)(B) of the Code and would also be Excess Contributions under Section 1081.01(d) of PR Code shall be distributed, to the extent permitted under both the Code and the PR Code.

In the event that the Plan does not comply with the nondiscrimination requirements of either Section 1081.01(d) of the PR Code or Section 401(k) of the after the required reductions (if any) described under such sections for any Plan Year, and the applicable corrections, Deferrals which would be considered Excess Contributions within the meaning of the provisions of the Code or the PR Code, as applicable, shall be distributed, to the extent permitted under both the Code and the PR Code, or, to the extent permitted under the Puerto Rico Code, shall be deemed distributed, solely for purposes of Puerto Rico law.

Excess Contributions under the PR Code that are not corrected by one of the methods described above or distributed before the due date (including extensions) for filing the Participating Company’s Puerto Rico income tax return for the tax year that ends with or includes the Plan Year to which the Excess Contributions relate shall be subject to a 10% penalty as set forth by section 1081.01(d)(6)(D) of the PR Code.

16.7 Puerto Rico Limitation on Contributions

Section 5.3 of the Plan provides that contributions and other additions under the Plan with respect to a Participant for any Plan Year shall not exceed the limitation provided by Section 415 of the Code. For PR Employees, annual contributions with respect to a PR Employee’s account for any limitation year shall also not exceed the limitation provided under PR Code Section 1081.01(a) (11)(B). Accordingly, the total amount of employer contributions (including the employer matching contributions) and the employees contributions (excluding the Rollover Contributions but including the PR Employees’ Deferrals) that may be credited to the PR Employees’ Account during any Plan Year shall not exceed the dollar amount imposed as limitation by Section 415(c) of the Code for the applicable Plan Year, or 100% of the PR Employees’ Compensation (including the employees contributions hereunder) for the Plan Year or whatever other dollar limitation may be imposed by the PR Code or the Puerto Rico Treasury Department by way of regulation or administrative determination. To the extent permitted, this limitation shall be administered in similar fashion to the same limitation established under Code Section 415, as described in Section 5.3 of the Plan.

16.8 Aggregation Rules

For purposes of the qualification and the nondiscrimination testing provisions of Sections 1081.01(a) and (d) of the PR Code, all employees of a PR Affiliated Company must be considered employees of the same employer as established under Section 1081.01(a) (14) of the PR Code.

16.9 Hardship Withdrawals

The Plan Administrator shall grant a hardship withdrawal under Section 8.1 of the Plan only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the PR Employee. An immediate and heavy financial need of the PR Employee means a financial need on account of:

(a) unreimbursed medical expenses incurred by the PR Employee, the PR Employee’s spouse, or any dependent of the PR Employee;

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the PR Employee;

(c) payment of tuition, related educational fees, for the twelve (12) months of post-secondary education for the PR Employee, the PR Employee’s spouse, or any dependent of the PR Employee;

(d) the need to prevent the eviction of the PR Employee from his principal residence or foreclosure on the mortgage of the PR Employee’s principal residence;

(e) payments for burial or funeral expenses for the PR Employee’s deceased parent, spouse, children or dependents;

(f) expenses and losses (including loss of income) incurred by the PR Employee on account of a disaster declared by the Governor of Puerto Rico subject to the condition and requirements established under Section 1081.01(b)(1)(D) of the PR Code to the extent adopted, and in the manner, specified by the Plan Administrator; and

(g) such other event or circumstance consistent with regulations or other guidance issued by the Internal Revenue Service and the Puerto Rico Department of the Treasury.

To the extent required to maintain the Plan’s Code qualified status, the limitations under the PR Code regulations related to the suspension of PR Employee’s Deferrals after a hardship and the limitation of Deferrals following the year of the hardship shall not be imposed. Except for such requirements, in the event of a discrepancy between the provisions of this Section and the Plan and the regulations issued under the PR Code, such discrepancy shall be resolved in such way as to give full effect to the provisions of the regulations issued under the PR Code.

16.10 Involuntary Distributions

With respect to PR Employees, involuntary “cash-out” distributions under Section 8.1(i) of the Plan are limited to the PR Employee’s vested Account of less than $1,000.00.

16.11 Direct Rollovers from the Plan

(a) Notwithstanding Section 8.5 of the Plan, or any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 8, a Distributee, that due to his termination of employment or termination of the Plan, elects to receive the value of his Account under the Plan in a single lump-sum distribution, within a single taxable year, in a distribution that otherwise meets the requirements of Section 1081.01(b)(2)(A) of the PR Code may elect at the time and in the manner prescribed by the Plan Administrator, to have all or part of the total amount of such distribution rolled over into another retirement benefit plan qualified under Section 1081.01(a) of the PR Code or a Puerto Rico Individual Retirement Account, Annuity or Non-deductible (“IRA”) described in Sections 1081.02(a), (b) and (c) of the PR Code, respectively, specified by the Distributee. Provided however, that that in the case of a rollover to a non-deductible individual retirement account, the rollover shall consist of the total distribution reduced by all applicable taxes. Notwithstanding the foregoing, in order for such rollover distribution not to be subject to both applicable US and Puerto Rico income tax withholdings and to defer taxation under both the Code and the PR Code, such PR Employee’s benefit must be distributed in the form of a direct rollover distribution to a trust that is tax qualified under both Code Section 401(a) and PR Code Section 1081.01(a) at the time of the rollover distribution.

(b) For purposes of this, a Distributee may include (i) a PR Employee, and, to the extent permitted by the PR Code or by the Puerto Rico Treasury Department, (ii) a PR Employee’s spouse, (iii) an alternate payee under a qualified domestic relations order, or (iv) any other individual as otherwise provided under the PR Code.

16.12 Loans to PR Employees

A defaulted loan under the Plan shall be treated as a taxable distribution to the PR Employee, subject to the requirements of Section 1081.01(b)(3)(E) of the PR Code. Any loan to a PR Employee that, fails to meet the requirements of Section 1081.01(b)(3)(E) of the PR Code shall be treated as a taxable distribution to the PR Employee and shall be subject to the withholding requirements of Section 1081.01(b)(3) of the PR Code. The term of any loan to a PR Employee shall not be greater than five (5) years, except in the case of a loan used to acquire the principal residence of the PR Employee. Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

16.13 Limitation on Employer Contributions

In respect to PR Employees only, to the extent permissible under ERISA, each contribution made by a Participating Company to the Plan is expressly conditioned on the deductibility of such contribution under Section 1033.09 of the PR Code, as applicable, for the taxable year for which contributed.

16.14 Amendment of the Plan

The Company and the officer with the highest level of responsibility for the People team, Americas (currently the “Chief People Officer”) reserve the right to amend the Plan to ensure its continued qualification under Sections 1081.01(a) and (d) of the PR Code.

16.15 Plan Merger

Any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another trust fund as applied to a PR Employee will be permitted, provided such other plan and trust are also qualified under Section 1081.01(a) of the PR Code.

16.16 Withholding Tax on Withdrawals and Distributions

Withdrawals and distributions under the Plan to PR Employees shall be subject to the applicable tax withholding and reporting provisions of the PR Code.

16.17 Governing Law

With respect to PR Employees, the Plan will be governed and construed according to the PR Code and the applicable statutory provisions under ERISA.

16.18 Use of Terms

All terms and provisions of the Plan shall apply to this Article XVI except that where the terms and provisions of the Plan and this Article XVI conflict, the terms and provisions of this Article XVI shall govern.

Executed this 30th day of September 2025.

CBRE SERVICES, INC.

By:	/s/ Chad J. Doellinger
Chad J. Doellinger
Chief Legal & Administrative Officer